UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14A-101)

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Exchange Act of 1934 (Amendment No.     )

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PEABODY ENERGY CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SEC 1913 (02-02)

March 26, 2009

Dear Shareholder:

You are cordially invited to attend the 2009 Annual Meeting of Shareholders of Peabody Energy Corporation, which will be held on Thursday, May 7, 2009, at 10:00 A.M., Central Time, at the Ritz-Carlton Hotel, 100 Carondelet Plaza, Clayton, Missouri 63105.

During this meeting, shareholders will vote on the following items:

1.	Election of five Directors for a one-year term;

2.	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009;

3.	Reapproval of the material terms of the performance measures under our 2004 Long-Term Equity Incentive Plan; and

4.	Consideration of such other matters as may properly come before the meeting.

The accompanying Notice of Annual Meeting of Shareholders and Proxy Statement contain complete details on these items and other matters. We also will be reporting on our operations and responding to shareholder questions. If you have questions that you would like to raise at the meeting, we encourage you to submit written questions in advance (by mail or e-mail) to the Corporate Secretary. This will help us respond to your questions during the meeting. If you would like to e-mail your questions, please send them to stockholder.questions@peabodyenergy.com.

Your understanding of and participation in the Annual Meeting is important, regardless of the number of shares you hold. To ensure your representation, we encourage you to vote over the telephone or Internet or to complete and return a proxy card as soon as possible. If you attend the Annual Meeting, you may then revoke your proxy and vote in person if you so desire.

Thank you for your continued support of Peabody Energy. We look forward to seeing you on May 7.

Very truly yours,

Gregory H. Boyce
Chairman and Chief Executive Officer

PEABODY ENERGY CORPORATION
701 Market Street
St. Louis, Missouri 63101-1826

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Peabody Energy Corporation (the “Company”) will hold its Annual Meeting of Shareholders at the Ritz-Carlton Hotel, 100 Carondelet Plaza, Clayton, Missouri, 63105 on Thursday, May 7, 2009, at 10:00 A.M., Central Time, to:

•	Elect five Directors for a one-year term;

•	Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009;

•	Reapprove the material terms of the performance measures under our 2004 Long-Term Equity Incentive Plan; and

•	Consider any other business that may properly come before the Annual Meeting.

The Board of Directors has fixed March 13, 2009 as the record date for determining shareholders who will be entitled to receive notice of and vote at the Annual Meeting or any adjournment. Each share of Common Stock is entitled to one vote. As of the record date, there were 267,360,541 shares of Common Stock outstanding.

If you own shares of Common Stock as of March 13, 2009, you may vote those shares via the Internet, by telephone or by attending the Annual Meeting and voting in person. If you received your proxy materials by mail, you may also vote your shares by completing and mailing your proxy/voting instruction card.

An admittance card or other proof of ownership is required to attend the Annual Meeting. If you are a shareholder of record, please retain the admission card printed on your Notice of Internet Availability of Proxy Materials or your proxy card for this purpose. Also, please indicate your intention to attend the Annual Meeting by checking the appropriate box on the proxy card, or, if voting by the Internet or by telephone, when prompted. If your shares are held by a bank or broker, you will need to ask that record holder for an admission card in the form of a confirmation of beneficial ownership. If you do not receive a confirmation of beneficial ownership or other admittance card from your bank or broker, you must bring proof of share ownership (such as a copy of your brokerage statement) to the Annual Meeting.

Your vote is important. Whether or not you plan to attend the Annual Meeting, please cast your vote by telephone or the Internet, or complete, date and sign a proxy card and return it in the envelope provided. If you attend the Annual Meeting, you may withdraw your proxy and vote in person, if you so choose.

Alexander C. Schoch
Executive Vice President Law, Chief Legal
Officer and Secretary

March 26, 2009

i

PEABODY ENERGY CORPORATION
PROXY STATEMENT
FOR THE
2009 ANNUAL MEETING OF SHAREHOLDERS

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Q:	Why did I receive a notice in the mail regarding the Internet availability of proxy materials this year instead of a full set of proxy materials?

A:	In accordance with rules and regulations adopted by the Securities and Exchange Commission (the “SEC”), instead of mailing a printed copy of our proxy materials to each shareholder of record, we may furnish proxy materials, including this Proxy Statement and the Peabody Energy Corporation (“Peabody” or the “Company”) 2008 Annual Report to Shareholders, by providing access to such documents via the Internet. We believe this allows us to provide our shareholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of our Annual Meeting.

Most shareholders will not receive printed copies of the proxy materials unless they request them. Instead, a Notice of Internet Availability of Proxy Materials (the “Notice”) was mailed that will tell you how to access and review all of the proxy materials on the Internet. The Notice also tells you how to submit your proxy on the Internet or by telephone. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice.

Q:	Why am I receiving these materials?

A:	We are providing these proxy materials to you on the Internet or delivering printed versions of these materials to you by mail in connection with our Annual Meeting of Shareholders, which will take place on May 7, 2009. These materials were first made available on the Internet or mailed to shareholders on or about March 26, 2009. You are invited to attend the Annual Meeting and requested to vote on the proposals described in this Proxy Statement.

Q:	What is included in these materials?

A:	These materials include:

• Our Proxy Statement for the Annual Meeting; and

• Our 2008 Annual Report to Shareholders, which includes our audited consolidated financial statements.

If you requested printed versions of these materials by mail, these materials also include the proxy/voting instruction card for the Annual Meeting.

Q:	What am I being asked to vote on?

A:	You are being asked to vote on the following items:

• Election of Gregory H. Boyce, William E. James, Robert B. Karn III, M. Frances Keeth and Henry E. Lentz as directors for a one-year term;

• Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009;

• Reapproval of the material terms of the performance measures under our 2004 Long-Term Equity Incentive Plan; and

• Any other matter properly introduced at the meeting.

Q:	What are the voting recommendations of the Board of Directors?

A:	The Board recommends the following votes:

• FOR the election of Gregory H. Boyce, William E. James, Robert B. Karn III, M. Frances Keeth and Henry E. Lentz as directors (Item 1);

• FOR ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009 (Item 2); and

• FOR reapproval of the material terms of the performance measures under our 2004 Long-Term Equity Incentive Plan (Item 3).

Q:	Will any other matters be voted on?

A:	We are not aware of any other matters that will be brought before the shareholders for a vote at the Annual Meeting. If any other matter is properly brought before the meeting, your proxy will authorize each of Blanche M. Touhill, Alexander C. Schoch and Kenneth L. Wagner to vote on such matters in their discretion.

Q:	How do I vote?

A:	If you are a shareholder of record or hold Common Stock through the Peabody Investments Corp. Employee Retirement Account (or any of the other 401(k) plans sponsored by our subsidiaries), you may vote using any of the following methods:

• Via the Internet, by visiting the website “www.voteproxy.com” following the instructions for Internet voting on your Notice or proxy/voting instruction card;

• By dialing 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries and following the instructions for telephone voting on your Notice or proxy/voting instruction card;

• If you received your proxy materials by mail, by completing and mailing your proxy/voting instruction card; or

• By casting your vote in person at the Annual Meeting.

If you vote over the Internet, you may incur costs such as telephone and Internet access charges for which you will be responsible. The telephone and Internet voting facilities for the shareholders of record of all shares, other than those held in the Peabody Investments Corp. Employee Retirement Account (or other 401(k) plans sponsored by our subsidiaries), will close at 10:59 P.M. Central Time on May 6, 2009. The Internet and telephone voting procedures are designed to authenticate shareholders by use of a control number and to allow you to confirm that your instructions have been properly recorded.

If you participate in the Company Stock Fund under the Peabody Investments Corp. Employee Retirement Account (or other 401(k) plans sponsored by our subsidiaries), and had shares of Common Stock credited in your account on the record date of March 13, 2009, you will receive a single Notice or proxy/voting instruction card with respect to all shares registered in your name, whether inside or outside of the plan. If your accounts inside and outside of the plan are not registered in the same name, you will receive a separate Notice or proxy/voting instruction card with respect to the shares credited in your plan account. Voting instructions regarding plan shares must be received by 3:00 P.M. Central Time on May 4, 2009, and all telephone and Internet voting facilities with respect to plan shares will close at that time.

Shares of Common Stock in the Peabody Investments Corp. Employee Retirement Account (or other 401(k) plans sponsored by our subsidiaries) will be voted by Vanguard Fiduciary Trust Company (“Vanguard”), as trustee of the plan. Plan participants should indicate their voting instructions to Vanguard for each action to be taken under proxy by Internet or telephone or by completing and returning a proxy/voting instruction card. All voting instructions from plan participants will be kept confidential. If a plan participant fails to sign or to timely return the proxy/voting instruction card or otherwise timely indicate his or her instructions by telephone or over the Internet, the shares allocated to such participant, together with unallocated shares, will be voted in the same proportion as plan shares for which Vanguard receives voting instructions.

If you vote by Internet or telephone or return your signed proxy/voting instruction card, your shares will be voted as you indicate. If you do not indicate how your shares are to be voted on a matter, your shares will be voted “For” the election of Gregory H. Boyce, William E. James, Robert B. Karn III, M. Frances Keeth and Henry E. Lentz as directors, “For” ratification of the appointment of Ernst & Young LLP, and “For” reapproval of the material terms of the performance measures under our 2004 Long-Term Equity Incentive Plan.

If your shares are held in a brokerage account in your broker’s name (also known as “street name”), you should follow the instructions for voting provided by your broker or nominee. You may submit voting instructions by Internet or telephone or, if you received your proxy materials by mail, you may complete and mail a voting instruction card to your broker or nominee. If you provide specific voting instructions by telephone, Internet or mail, your broker or nominee will vote your shares as you have directed. Please note that shares in our U.S. Employee Stock Purchase Plan are held in street name by Wachovia Securities, the plan administrator.

Ballots will be provided during the Annual Meeting to anyone who wants to vote in person at the meeting. If you hold shares in street name, you must request a confirmation of beneficial ownership from your broker to vote in person at the meeting.

Q:	Can I change my vote?

A:	Yes. If you are a shareholder of record, you can change your vote or revoke your proxy before the Annual Meeting by:

• Submitting a valid, later-dated proxy/voting instruction card;

• Submitting a valid, subsequent vote by telephone or the Internet at any time prior to 10:59 P.M. Central Time on May 6, 2009;

• Notifying our Corporate Secretary in writing that you have revoked your proxy; or

• Completing a written ballot at the Annual Meeting.

You can revoke your voting instructions with respect to shares held in the Peabody Investments Corp. Employee Retirement Account (or other 401(k) plans sponsored by our subsidiaries) at any time prior to 3:00 P.M. Central Time on May 4, 2009 by timely delivery of an Internet or telephone vote, or a properly executed, later-dated voting instruction card, or by delivering a written revocation of your voting instructions to Vanguard.

Q:	Is my vote confidential?

A:	Yes. All proxies, ballots and vote tabulations that identify how individual shareholders voted will be kept confidential and not be disclosed to our directors, officers or employees, except in limited circumstances, including:

• When disclosure is required by law;

• During any contested solicitation of proxies; or

• When written comments by a shareholder appear on a proxy card or other voting material.

Q:	What will happen if I do not instruct my broker how to vote?

A:	If your shares are held in street name and you do not instruct your broker how to vote, your broker may vote your shares at its discretion on routine matters such as the election of directors (Item 1), ratification of the independent registered public accounting firm (Item 2) and the reapproval of the material terms of the performance measures under our 2004 Long-Term Equity Incentive Plan (Item 3). On non-routine matters, brokers and other nominees cannot vote without instructions from the beneficial owner, resulting in so-called “broker non-votes.”

Q:	How will my Company stock in the Peabody Investments Corp. Employee Retirement Account or other 401(k) plans sponsored by the Company’s subsidiaries be voted?

A:	Vanguard, as the plan trustee, will vote your shares in accordance with your instructions if you vote by Internet or the telephone or send in a completed proxy/voting instruction card before 3:00 P.M. Central Time on May 4, 2009. All telephone and Internet voting facilities with respect to plan shares will close at that time. Vanguard will vote allocated shares of Common Stock for which it has not received direction, as well as shares not allocated to individual participant accounts, in the same proportion as plan shares for which Vanguard receives voting instructions.

Q:	How many shares must be present to hold the Annual Meeting?

A:	Holders of a majority of the shares of outstanding Common Stock as of the record date must be represented in person or by proxy at the Annual Meeting in order to conduct business. This is called a quorum. If you vote, your shares will be part of the quorum. Abstentions, “Withheld” votes and broker non-votes also will be counted in determining whether a quorum exists.

Q:	What vote is required to approve the proposals?

A:	In the election of directors, the number of shares voted “For” a nominee must exceed 50% of the number of votes cast with respect to such nominee’s election in order for such nominee to be elected. Votes cast include votes to withhold authority and exclude abstentions with respect to a nominee’s election. If the number of shares voted “For” a nominee does not exceed 50% of the number of votes cast with respect to such nominee’s election, our Corporate Governance Guidelines require that such nominee promptly tender his or her resignation to the Chairman of the Board following certification of the shareholder vote. The procedures to be followed by the Board with respect to such resignation are described on page 15.

The proposal to ratify the appointment of Ernst & Young LLP (Item 2) will require approval by the holders of a majority of the shares present in person or by proxy at the meeting and entitled to vote. Abstentions and broker non-votes will have no effect on this proposal.

The proposal to reapprove the material terms of the performance measures under our 2004 Long-Term Equity Incentive Plan (Item 3) will require approval by the holders of a majority of the shares present in person or by proxy at the meeting and entitled to vote on this matter. Abstentions and broker non-votes will have no effect on this proposal.

Q:	What does it mean if I receive more than one notice or proxy card or voting instruction form?

A:	It means your shares are registered differently or are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares.

Q:	Who may attend the Annual Meeting?

A:	All Peabody Energy Corporation shareholders as of March 13, 2009 may attend the Annual Meeting.

Q:	What do I need to do to attend the Annual Meeting?

A:	If you are a shareholder of record or a participant in the Peabody Investments Corp. Employee Retirement Account (or other 401(k) plans sponsored by our subsidiaries), your admission card is printed on the Notice or attached to your proxy card or voting instruction form. You will need to bring this admission card with you to the Annual Meeting.

If you own shares in street name, you will need to ask your bank or broker for an admission card in the form of a confirmation of beneficial ownership. You will need to bring a confirmation of beneficial ownership with you to vote at the Annual Meeting. If you do not receive your confirmation of beneficial ownership in time, bring your most recent brokerage statement with you to the Annual Meeting. We can use that to verify your ownership of Common Stock and admit you to the meeting; however, you will not be able to vote your shares at the meeting without a confirmation of beneficial ownership.

Q:	Where can I find the voting results of the Annual Meeting?

A:	We plan to announce preliminary voting results at the Annual Meeting and to publish final results in our Quarterly Report on Form 10-Q for the Quarterly Period Ending June 30, 2009.

ELECTION OF DIRECTORS (ITEM 1)

Our Board of Directors currently consists of eleven members, who were previously divided into three classes. At the 2008 Annual Meeting of Shareholders, the shareholders voted to amend our Third Amended and Restated Certificate of Incorporation to eliminate the classification of the Board, beginning with the election of directors to occur at this Annual Meeting. The directors elected at the 2007 and 2008 Annual Meetings will serve out the remainder of their three-year terms before standing for re-election. Directors nominated for election at this Annual Meeting and at subsequent meetings will be elected for a one-year term. In addition, a director elected by the Board to fill a vacancy caused by the resignation, retirement or death of a director will serve until the expiration of the term of office of the director whom he or she replaced and a director elected to fill a vacancy caused by the creation of a new directorship will serve until the Annual Meeting held in the year of expiration of his or her term of office.

The Board of Directors has nominated Gregory H. Boyce, William E. James, Robert B. Karn III, M. Frances Keeth and Henry E. Lentz for election as directors, each to serve for a term of one year and until his or her successor is duly elected and qualified. Each nominee is currently serving as a director and has consented to serve for the new term. Should any of them become unavailable for election, your proxy authorizes us to vote for such other person, if any, as the Board may recommend.

The other current director whose term expires at the Annual Meeting, Dr. Blanche M. Touhill, will retire at the Annual Meeting pursuant to our mandatory retirement policy for directors. No person is being nominated at the Annual Meeting to fill the vacancy on the Board created by her departure.

The Board of Directors recommends that you vote “For” the Director nominees named below.

Nominees for Election as Directors with Terms Expiring in 2009

GREGORY H. BOYCE, age 54, has been a director since March 2005. Mr. Boyce was named Chief Executive Officer Elect of the Company in March 2005, assumed the position of Chief Executive Officer in January 2006 and was elected Chairman by the Board of Directors in October 2007. He was President of the Company from October 2003 to December 2007 and was Chief Operating Officer of the Company from October 2003 to December 2005. He previously served as Chief Executive — Energy of Rio Tinto plc (an international natural resource company) from 2000 to 2003. Other prior positions include President and Chief Executive Officer of Kennecott Energy Company from 1994 to 1999 and President of Kennecott Minerals Company from 1993 to 1994. He has extensive engineering and operating experience with Kennecott and also served as Executive Assistant to the Vice Chairman of Standard Oil of Ohio from 1983 to 1984. Mr. Boyce serves on the board of directors of Marathon Oil Corporation. He is Vice Chairman of the World Coal Institute and the National Mining Association. He is a member of the National Coal Council (NCC) and the Coal Industry Advisory Board of the International Energy Agency. He is a Board member of the Business Roundtable and the American Coalition for Clean Coal Electricity (ACCCE). Mr. Boyce is a member of Civic Progress in St. Louis; the Board of Trustees of St. Louis Children’s Hospital; the School of Engineering and Applied Science National Council at Washington University in St. Louis; and the Advisory Council of the University of Arizona’s Department of Mining and Geological Engineering.

WILLIAM E. JAMES, age 63, has been a director since July 2001. Since July 2000, Mr. James has been Founding Partner of RockPort Capital Partners LLC, a venture fund specializing in energy and environmental technology and advanced materials. Prior to joining RockPort, Mr. James co-founded and served as Chairman and Chief Executive Officer of Citizens Power LLC, a leading power marketer. He also co-founded the non-profit Citizens Energy Corporation and served as the Chairman and Chief Executive Officer of Citizens Corporation, its for-profit subsidiary, from 1987 to 1996. From 2001 to

April 2008, Mr. James periodically provided consulting services to Lehman Brothers Inc., an investment banking firm (“Lehman Brothers”), on matters unrelated to the Company.

ROBERT B. KARN III, age 67, has been a director since January 2003. Mr. Karn is a financial consultant and former managing partner in financial and economic consulting with Arthur Andersen LLP in St. Louis. Before retiring from Arthur Andersen in 1998, Mr. Karn served in a variety of accounting, audit and financial roles over a 33-year career, including Managing Partner in charge of the global coal mining practice from 1981 through 1998. He is a Certified Public Accountant and has served as a Panel Arbitrator with the American Arbitration Association. Mr. Karn is also a director of Natural Resource Partners L.P., a coal-oriented master limited partnership that is listed on the New York Stock Exchange, the Fiduciary/Claymore MLP Opportunity Fund, the Fiduciary/Claymore Dynamic Equity Fund and Kennedy Capital Management, Inc.

M. FRANCES KEETH, age 62, has been a director since March 2009. She was Executive Vice President of Royal Dutch Shell, plc, and Chief Executive Officer and President of Shell Chemicals Limited, a services company responsible for Royal Dutch Shell’s global petrochemical businesses, from January 2005 to December 2006. She served as Executive Vice President of Customer Fulfillment and Product Business Units for Shell Chemicals Limited from July 2001 to January 2005 and was President and Chief Executive Officer of Shell Chemical LP, a U.S. petrochemical member of the Royal Dutch/Shell Group, from July 2001 to July 2006. Mrs. Keeth also serves as a director of Verizon Communications Inc. and Arrow Electronics Inc.

HENRY E. LENTZ, age 64, has been a director since February 1998. Mr. Lentz was a Managing Director of Barclays Capital, an investment banking firm and successor to Lehman Brothers, from September 2008 to March 2009. In March 2009, he accepted a position as Managing Director of Lazard Frères & Co, an investment banking firm, commencing in June 2009. From January 2004 to September 2008 he was employed as an Advisory Director by Lehman Brothers. He joined Lehman Brothers in 1971 and became a Managing Director in 1976. He left the firm in 1988 to become Vice Chairman of Wasserstein Perella Group, Inc., an investment banking firm. In 1993, he returned to Lehman Brothers as a Managing Director and served as head of the firm’s worldwide energy practice. In 1996, he joined Lehman Brothers’ Merchant Banking Group as a Principal and in January 2003 became a consultant to the Merchant Banking Group. Mr. Lentz is also the non-executive Chairman of Rowan Companies, Inc. and a director of CARBO Ceramics, Inc.

Incumbent Directors with Terms Expiring in 2010

WILLIAM A. COLEY, age 65, has been a director since March 2004. Since March 2005, Mr. Coley has served as Chief Executive Officer and Director of British Energy Group plc, the U.K.’s largest electricity producer. He was previously a non-executive director of British Energy. Mr. Coley served as President of Duke Power, the U.S.-based global energy company, from 1997 until his retirement in February 2003. During his 37-year career at Duke Power, Mr. Coley held various officer level positions in the engineering, operations and senior management areas, including Vice President, Operations (1984-1986), Vice President, Central Division (1986-1988), Senior Vice President, Power Delivery (1988-1990), Senior Vice President, Customer Operations (1990-1991), Executive Vice President, Customer Group (1991-1994) and President, Associated Enterprises Group (1994-1997). Mr. Coley was elected to the board of Duke Power in 1990 and was named President following Duke Power’s acquisition of PanEnergy in 1997. Mr. Coley earned his B.S. in electrical engineering from Georgia Institute of Technology and is a registered professional engineer. He is also a director of E. R. Jahna Enterprises.

WILLIAM C. RUSNACK, age 64, has been a director since January 2002. Mr. Rusnack is the former President and Chief Executive Officer of Premcor Inc., one of the largest independent oil refiners in the United States prior to its acquisition by Valero Energy Corporation in 2005. He served as President, Chief Executive Officer and Director of Premcor from 1998 to February 2002. Prior to joining Premcor, Mr. Rusnack was President of ARCO Products Company, the refining and marketing division of Atlantic Richfield Company. During a 31-year career at ARCO, he was also President of ARCO Transportation Company and Vice President of Corporate Planning. He is also a director of Sempra Energy and Flowserve Corporation.

JOHN F. TURNER, age 67, has been a director since July 2005. Mr. Turner served as Assistant Secretary of State for the Bureau of Oceans and International Environmental and Scientific Affairs from November 2001 to July 2005. Mr. Turner was previously President and Chief Executive Officer of The Conservation Fund, a national nonprofit organization dedicated to public-private partnerships to protect land and water resources. He was director of the U.S. Fish and Wildlife Service from 1989 to 1993. Mr. Turner also served in the Wyoming state legislature for 19 years and is a past president of the Wyoming State Senate. He serves as a consultant to The Conservation Fund. Mr. Turner also serves as Chairman of the University of Wyoming, Ruckelshaus Institute of Environment and Natural Resources and as a Visiting Professor of Environment and Natural Resources at the University. He is also a director of International Paper Company, American Electric Power Company, Inc. and Ashland, Inc.

ALAN H. WASHKOWITZ, age 68, has been a director since May 1998. Until July 2005, Mr. Washkowitz was a Managing Director of Lehman Brothers and part of the firm’s Merchant Banking Group, responsible for oversight of Lehman Brothers Merchant Banking Partners. He joined Kuhn Loeb & Co. in 1968 and became a general partner of Lehman Brothers in 1978 when it acquired Kuhn Loeb & Co. Prior to joining the Merchant Banking Group, he headed Lehman Brothers’ Financial Restructuring Group. Mr. Washkowitz is also a director of L-3 Communications Corporation.

Incumbent Director with Term Expiring in 2011

SANDRA VAN TREASE, age 48, has been a director since January 2003. Ms. Van Trease is Group President, BJC HealthCare, a position she has held since September 2004. BJC HealthCare is one of the nation’s largest nonprofit healthcare organizations, delivering services to residents in the greater St. Louis, southern Illinois and mid-Missouri regions. Prior to joining BJC HealthCare, Ms. Van Trease served as President and Chief Executive Officer of UNICARE, an operating affiliate of WellPoint Health Networks Inc., from 2002 to September 2004. Ms. Van Trease also served as President, Chief Financial Officer and Chief Operating Officer of RightCHOICE Managed Care, Inc. from 2000 to 2002, and as Executive Vice President, Chief Financial Officer and Chief Operating Officer from 1997 to 2000. Prior to joining RightCHOICE in 1994, she was a Senior Audit Manager with Price Waterhouse LLP. She is a Certified Public Accountant and Certified Management Accountant. Ms. Van Trease is also a director of Enterprise Financial Services Corporation.

INFORMATION REGARDING BOARD OF DIRECTORS AND COMMITTEES

Director Independence

As required by the rules of the New York Stock Exchange (“NYSE”), the Board of Directors evaluates the independence of its members at least annually, and at other appropriate times when a change in circumstances could potentially impact the independence or effectiveness of one or more directors (e.g., in connection with a change in employment status or other significant status changes). This process is administered by the Nominating & Corporate Governance Committee of the Board of Directors, which consists entirely of directors who are independent under applicable NYSE rules. After carefully considering all relevant relationships with us, the Nominating & Corporate Governance Committee submits its recommendations regarding independence to the full Board, which then makes an affirmative determination with respect to each director.

In making independence determinations, the Nominating & Corporate Governance Committee and the Board consider all relevant facts and circumstances, including (1) the nature of any relationships with us, (2) the significance of the relationship to us, the other organization and the individual director, (3) whether or not the relationship is solely a business relationship in the ordinary course of our and the other organization’s businesses and does not afford the director any special benefits, and (4) any commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships. For purposes of this determination, the Board deems any relationships that have expired for more than three years to be immaterial.

After considering the standards for independence adopted by the NYSE and various other factors as described herein, the Board has determined that all directors other than Mr. Boyce are independent. None of the directors other than Mr. Boyce receives any compensation from us other than customary director and committee fees.

Mr. Rusnack, Dr. Touhill, Mr. Turner and Ms. Van Trease and/or their immediate family members serve as directors, officers or trustees of charitable organizations to which we made contributions in the usual course of our charitable contributions program. These contributions were not made at the request of any of these directors and our 2008 contribution to each organization was less than $60,000. After careful consideration, the Board determined that these contributions do not impair, or appear to impair, the independent judgment of these directors.

Mr. Turner currently serves as a member of the board of directors of American Electric Power, Inc. which is one of our customers. After careful consideration, the Board has determined that this relationship does not impair, or appear to impair, Mr. Turner’s independent judgment.

Prior to April 2008, Mr. James periodically provided consulting services to Lehman Brothers on matters unrelated to us. In addition, prior to September 2008, Mr. Lentz served as an Advisory Director to Lehman Brothers. From September 2008 to March 2009, he was a Managing Director of Barclays Capital, which does not currently provide any commercial or investment banking services to us.

Over the past several years, Lehman Brothers through one or more subsidiaries provided certain commercial and investment banking services to us. It was a participating lender under our senior credit facility, was a counterparty to an interest rate swap transaction with us and served as one of the appointed brokers for our 2008 share repurchase program. It also served as one of the lead underwriters on several of our securities offerings in 2006. Lehman Brothers did not provide any other commercial banking or investment banking services or any advisory services to us during the last three fiscal years. In each case these commercial and investment banking services were provided to us on the same general terms and conditions as provided to other large commercial customers. The fees related to these services were not significant to us or Lehman Brothers, and all such fees were reviewed and approved in advance by our independent Audit Committee. Directors who were affiliated with Lehman Brothers did not participate in any decisions or discussions related to these services, and they did not receive any benefit from related fees. Subsequent to the Lehman Brothers’ bankruptcy filing in September 2008, we terminated the interest rate swap and cancelled the brokerage arrangement for the share repurchase program. In addition, Lehman Brothers has stopped funding under its commitment under our senior credit facility. After careful consideration, the Board has determined that the relationships with Lehman Brothers did not impair, or appear to impair, the independent judgment of Mr. Lentz or Mr. James.

Board Attendance and Executive Sessions

The Board of Directors met eight times in 2008. During that period, each incumbent director attended 75% or more of the aggregate number of meetings of the Board and the committees on which he or she served, and average attendance was 98%. Pursuant to our Corporate Governance Guidelines, the non-management directors meet in executive session at least quarterly. The chair of each executive session rotates among the chairs of the Audit Committee, Compensation Committee and Nominating & Corporate Governance Committee. During 2008, our non-management directors met in executive session seven times.

Committees of the Board of Directors

The Board of Directors has appointed four standing committees from among its members to assist it in carrying out its obligations. These committees are the Audit Committee, Compensation Committee, Executive Committee and Nominating & Corporate Governance Committee. Each standing committee has adopted a formal charter that describes in more detail its purpose, organizational structure and responsibilities. A copy of each committee charter can be found on our website (www.peabodyenergy.com) by clicking on “Investors,” and then “Corporate Governance” and is available in print to any shareholder who requests it. Information on our website is not considered part of this Proxy Statement. A description of each committee and its current membership follows:

Compensation Committee

The members of the Compensation Committee are Robert B. Karn III (Chair), William A. Coley, Henry E. Lentz and John F. Turner. The Board of Directors has affirmatively determined that, in its judgment, all members of the Compensation Committee are independent under rules established by the NYSE.

The Compensation Committee met eight times during 2008. Some of the primary responsibilities of the Compensation Committee include the following:

•	To annually review and approve corporate goals and objectives relevant to our Chief Executive Officer (“CEO”) compensation, initiate the evaluation by the Board of the CEO’s performance in light of those goals and objectives, and together with the other independent members of the Board, determine and approve the CEO’s compensation levels based on this evaluation;

•	To annually review with the CEO, the performance of our executive officers and make recommendations to the Board with respect to the compensation plans for such officers;

•	To annually review and approve the CEO’s and the executive officers’ base salary, annual incentive opportunity and long-term incentive opportunity and as appropriate, employment agreements, severance agreements, retirement and other post-employment benefits, change in control provisions and any special supplemental benefits;

•	To approve annual bonus awards for executive officers other than the CEO;

•	To oversee our annual and long-term incentive programs;

•	To periodically assess our director compensation program and, when appropriate, recommend modifications for Board consideration; and

•	To make regular reports on its activities to the Board.

Executive Committee

The members of the Executive Committee are Gregory H. Boyce (Chair), William A. Coley, Henry E. Lentz and William C. Rusnack. The Executive Committee met three times during 2008.

When the Board of Directors is not in session, the Executive Committee has all of the power and authority as delegated by the Board, except with respect to:

•	Amending our certificate of incorporation and bylaws;

•	Adopting an agreement of merger or consolidation;

•	Recommending to shareholders the sale, lease or exchange of all or substantially all of our property and assets;

•	Recommending to shareholders dissolution of the Company or revocation of any dissolution;

•	Declaring a dividend;

•	Issuing stock;

•	Appointing members of Board committees; and

•	Changing major lines of business.

Nominating & Corporate Governance Committee

The members of the Nominating & Corporate Governance Committee are Blanche M. Touhill (Chair), William E. James, John F. Turner and Alan H. Washkowitz. The Board of Directors has affirmatively determined that, in its judgment, all members of the Nominating & Corporate Governance Committee are independent under NYSE rules.

The Nominating & Corporate Governance Committee met six times during 2008. Some of the primary responsibilities of the Nominating & Corporate Governance Committee include the following:

•	To identify, evaluate and recommend qualified candidates for election to the Board;

•	To advise the Board on matters related to corporate governance;

•	To assist the Board in conducting its annual assessment of Board performance;

•	To recommend the structure, composition and responsibilities of other Board committees;

•	To advise the Board on matters related to corporate social responsibility;

•	To ensure we maintain an effective orientation program for new directors and a continuing education and development program to supplement the skills and needs of the Board;

•	To provide review and oversight of potential conflicts of interest situations, including transactions in which any related person had or will have a direct or indirect material interest;

•	To review our policies and procedures with respect to related person transactions at least annually and recommend any changes for Board approval;

•	To monitor compliance with, and advise the Board regarding any significant issues arising under, our corporate compliance program and Code of Business Conduct and Ethics;

•	To review and make recommendations to the Board in conjunction with the CEO, as appropriate, with respect to executive officer succession planning and management development; and

•	To make regular reports on its activities to the Board.

Audit Committee

The members of the Audit Committee are William C. Rusnack (Chair), Robert B. Karn III, Sandra Van Trease and Alan H. Washkowitz. The Board of Directors has affirmatively determined that, in its judgment, all members of the Audit Committee are independent under NYSE and SEC rules. The Board also has determined that each of Messrs. Rusnack, Karn and Washkowitz and Ms. Van Trease is an “audit committee financial expert” under SEC rules.

The Audit Committee met nine times during 2008. The Audit Committee’s primary purpose is to provide assistance to the Board in fulfilling its oversight responsibility with respect to:

•	The quality and integrity of our financial statements and financial reporting processes;

•	Our systems of internal accounting and financial controls and disclosure controls;

•	The independent registered public accounting firm’s qualifications and independence;

•	The performance of our internal audit function and independent registered public accounting firm; and

•	Compliance with legal and regulatory requirements, and codes of conduct and ethics programs established by management and the Board.

Some of the primary responsibilities of the Audit Committee include the following:

•	To appoint our independent registered public accounting firm, which reports directly to the Audit Committee;

•	To approve all audit engagement fees and terms and all permissible non-audit engagements with our independent registered public accounting firm;

•	To ensure that we maintain an internal audit function and to review the appointment of the senior internal audit team and/or provider;

•	To approve the terms of engagement for the internal audit provider;

•	To meet on a regular basis with our financial management, internal audit management and independent registered public accounting firm to review matters relating to our internal accounting controls, internal audit program, accounting practices and procedures, the scope and procedures of the outside audit, the independence of the independent registered public accounting firm and other matters relating to our financial condition;

•	To oversee our financial reporting process and to review in advance of filing or issuance our quarterly reports on Form 10-Q, annual reports on Form 10-K, annual reports to shareholders, proxy materials and earnings press releases;

•	To review our guidelines and policies with respect to risk assessment and risk management, and to monitor our major financial risk exposures and steps management has taken to control such exposures; and

•	To make regular reports to the Board regarding the activities and recommendations of the Audit Committee.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee has reviewed and discussed the Company’s audited financial statements and management’s report on internal control over financial reporting as of and for the fiscal year ended December 31, 2008 with management and Ernst & Young LLP, the Company’s independent registered public accounting firm. Management is responsible for the Company’s financial statements and internal control over financial reporting, while Ernst & Young is responsible for conducting its audit in accordance with the standards of the Public Company Accounting Oversight Board (United States) and expressing opinions on the Company’s financial statements in accordance with U.S. generally accepted accounting principles and the Company’s internal control over financial reporting.

The Audit Committee reviewed with Ernst & Young the overall scope and plans for their audit of the Company’s financial statements and internal control over financial reporting. The Audit Committee also discussed with Ernst & Young matters relating to the quality and acceptability of the Company’s accounting principles, as applied in its financial reporting processes, as required by Statement of Auditing Standards No. 61 as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. In addition, the Audit Committee has received the written disclosures and letter from Ernst & Young required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with Ernst & Young its independence from management and the Company. As part of its review, the Audit Committee reviewed fees paid to Ernst & Young and considered whether Ernst & Young’s performance of non-audit services for the Company was compatible with the auditor’s independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 for filing with the Securities and Exchange Commission.

MEMBERS OF THE AUDIT COMMITTEE:

WILLIAM C. RUSNACK, CHAIR
ROBERT B. KARN III
SANDRA VAN TREASE
ALAN H. WASHKOWITZ

FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ernst & Young LLP served as our independent registered public accounting firm for the fiscal years ended December 31, 2008 and 2007.

The following fees were paid to Ernst & Young for services rendered during our last two fiscal years:

•	Audit Fees: $3,456,000 (for the fiscal year ended December 31, 2008) and $3,705,000 (for the fiscal year ended December 31, 2007) for fees associated with the annual audit of our consolidated financial statements, including the audit of internal control over financial reporting, the reviews of our quarterly reports on Form 10-Q, services provided in connection with statutory and regulatory filings, assistance with and review of documents filed with the SEC, and accounting and financial reporting consultations.

•	Audit-Related Fees: $532,000 (for the fiscal year ended December 31, 2008) and $669,000 (for the fiscal year ended December 31, 2007) for assurance-related services for audits of employee benefit plans, internal control reviews, due diligence services associated with acquisitions or divestitures, and other attest services not required by statute.

•	Tax Fees: $166,000 (for the fiscal year ended December 31, 2008) and $1,150,000 (for the fiscal year ended December 31, 2007) for tax compliance, tax advice and tax planning services.

•	All Other Fees: $5,000 (for the fiscal year ended December 31, 2008) and $6,000 (for the fiscal year ended December 31, 2007) for fees related to an on-line research tool.

Under procedures established by the Board of Directors, the Audit Committee is required to pre-approve all audit and non-audit services performed by our independent registered public accounting firm to ensure that the provisions of such services do not impair such firm’s independence. The Audit Committee may delegate its pre-approval authority to one or more of its members, but not to management. The member or members to whom such authority is delegated shall report any pre-approval decisions to the Audit Committee at its next scheduled meeting.

Each fiscal year, the Audit Committee reviews with management and the independent registered public accounting firm the types of services that are likely to be required throughout the year. Those services are comprised of four categories, including audit services, audit-related services, tax services and all other permissible services. At that time, the Audit Committee pre-approves a list of specific services that may be provided within each of these categories, and sets fee limits for each specific service or project. Management is then authorized to engage the independent registered public accounting firm to perform the pre-approved services as needed throughout the year, subject to providing the Audit Committee with regular updates. The Audit Committee reviews the amount of all billings submitted by the independent registered public accounting firm on a regular basis to ensure that their services do not exceed pre-defined limits. The Audit Committee must review and approve in advance, on a case-by-case basis, all other projects, services and fees to be performed by or paid to the independent registered public accounting firm. The Audit Committee also must approve in advance any fees for pre-approved services that exceed the pre-established limits, as described above.

Under Company policy and/or applicable rules and regulations, our independent registered public accounting firm is prohibited from providing the following types of services to us: (1) bookkeeping or other services related to our accounting records or financial statements, (2) financial information systems design and implementation, (3) appraisal or valuation services, fairness opinions or contribution-in-kind reports, (4) actuarial services, (5) internal audit outsourcing services, (6) management functions, (7) human resources, (8) broker-dealer, investment advisor or investment banking services, (9) legal services, (10) expert services unrelated to audit, (11) any services entailing a contingent fee or commission, and (12) tax services to an officer of the Company whose role is in a financial oversight capacity.

During the fiscal year ended December 31, 2008, all of the services described under the headings “Audit-Related Fees,” “Tax Fees” and “All Other Fees” were approved by the Audit Committee pursuant to the procedures described above.

CORPORATE GOVERNANCE MATTERS

Good corporate governance has been a priority at Peabody Energy for many years. Our key governance practices are outlined in our Corporate Governance Guidelines, committee charters, and Code of Business Conduct and Ethics. These documents can be found on our Corporate Governance webpage (www.peabodyenergy.com) by clicking on “Investors” and then “Corporate Governance,” and are available in print to any shareholder upon request. Information on our website is not considered part of this Proxy Statement. The Code of Business Conduct and Ethics applies to our directors, Chief Executive Officer, Chief Financial Officer, Controller and other Company personnel.

The Nominating & Corporate Governance Committee of the Board of Directors is responsible for reviewing the Corporate Governance Guidelines from time to time and reporting and making recommendations to the Board concerning corporate governance matters. Each year, the Nominating & Corporate Governance Committee, with the assistance of outside experts, reviews our corporate governance practices, not only to ensure that they comply with applicable laws and NYSE listing requirements, but also to ensure that they continue to reflect what the Committee believes are best practices and promote our best interests and the best interests of our shareholders.

Majority Voting Bylaw

In July 2007, our Board of Directors amended our Bylaws to provide for majority voting in the election of directors. In the case of uncontested elections, in order to be elected the number of shares voted in favor of a nominee must exceed 50% of the number of votes cast with respect to that nominee’s election at any meeting of shareholders for the election of directors at which a quorum is present. Votes cast include votes to withhold authority and exclude abstentions with respect to that nominee’s election.

If a nominee is an incumbent director and receives a greater number of votes withheld from his or her election than votes in favor of his or her election, our Corporate Governance Guidelines require that such director promptly tender his or her resignation to the Chairman of the Board following certification of the shareholder vote. The Nominating & Corporate Governance Committee will promptly consider the resignation submitted by such director and will recommend to the Board whether to accept or reject the tendered resignation. In considering whether to accept or reject the tendered resignation, the Committee will consider all factors deemed relevant by its members. The Board will act on the Committee’s recommendation no later than 90 days following the date of the shareholders’ meeting where the election occurred. In considering the Committee’s recommendation, the Board will consider the factors considered by the Committee and such additional information and factors the Board deems to be relevant. Any director who tenders his or her resignation pursuant to our Corporate Governance Guidelines will not participate in the Committee recommendation or Board consideration regarding whether or not to accept the tendered resignation.

In the case of contested elections, directors will be elected by a plurality of the votes of the shares present in person or by proxy and voting for nominees in the election of directors at any meeting of shareholders for the election of directors at which a quorum is present. For these purposes, a contested election is any election of directors in which the number of candidates for election as directors exceeds the number of directors to be elected.

Shareholder Communications with the Board of Directors

The Board of Directors has adopted the following procedures for shareholders and other interested persons to send communications to the Board, individual directors and/or Committee Chairs (collectively, “Shareholder Communications”):

Shareholders and other interested persons seeking to communicate with the Board should submit their written comments to the Chairman, Peabody Energy Corporation, 701 Market Street, St. Louis, Missouri 63101. The Chairman will forward such Shareholder Communications to each Board member (excluding routine advertisements and business solicitations, as instructed by the Board), and provide a report on the disposition of matters stated in such communications at the next regular meeting of the Board. If a Shareholder Communication (excluding routine advertisements and business solicitations) is addressed to a specific individual director or Committee Chair, the Chairman will forward that communication to the named director, and will discuss with that director whether the full Board and/or one of its committees should address the subject matter.

If a Shareholder Communication raises concerns about the ethical conduct of management or the Company, it should be sent directly to our Chief Legal Officer at 701 Market Street, St. Louis, Missouri 63101. The Chief Legal Officer will promptly forward a copy of such Shareholder Communication to the Chairman of the Audit Committee and, if appropriate, the Chairman of the Board, and take such actions as they authorize to ensure that the subject matter is addressed by the appropriate Board committee, management and/or the full Board.

If a shareholder or other interested person seeks to communicate exclusively with our non-management directors, such Shareholder Communication should be sent directly to the Corporate Secretary who will forward any such communication directly to the Chair of the Nominating & Corporate Governance Committee. The Corporate Secretary will first consult with and receive the approval of the Chair of the Nominating & Corporate Governance Committee before disclosing or otherwise discussing the communication with members of management or directors who are members of management.

At the direction of the Board, we reserve the right to screen all materials sent to our directors for potential security risks and/or harassment purposes.

Shareholders also have an opportunity to communicate with the Board at our Annual Meeting of Shareholders. Pursuant to Board policy, each director is expected to attend the Annual Meeting in person, subject to occasional excused absences due to illness or unavoidable conflicts. Each of our directors with the exception of Mr. Rusnack attended the last Annual Meeting of Shareholders in May 2008.

Overview of Director Nominating Process

The Board of Directors believes that one of its primary goals is to advise management on strategy and to monitor our performance. The Board also believes that the best way to accomplish this goal is by choosing directors who possess a diversity of experience, knowledge and skills that are particularly relevant and helpful to us. As such, current Board members possess a wide array of skills and experience in the coal industry, related energy industries and other important areas, including finance and accounting, operations, environmental management, education, governmental affairs and administration, and healthcare. When evaluating potential members, the Board seeks to enlist the services of candidates who possess high ethical standards and a combination of skills and experience which the Board determines are the most appropriate to meet its objectives. The Board believes all candidates should be committed to creating value over the long term and to serving our best interests and the best interests of our shareholders.

The Nominating & Corporate Governance Committee (“Committee”) is responsible for identifying, evaluating and recommending qualified candidates for election to the Board. The Committee will consider director candidates submitted by shareholders. Any shareholder wishing to submit a candidate for consideration should send the following information to the Corporate Secretary, Peabody Energy Corporation, 701 Market Street, St. Louis, Missouri 63101:

•	Shareholder’s name, number of shares owned, length of period held, and proof of ownership;

•	Name, age and address of candidate;

•	A detailed resume describing among other things the candidate’s educational background, occupation, employment history, and material outside commitments (e.g., memberships on other boards and committees, charitable foundations, etc.);

•	A supporting statement which describes the candidate’s reasons for seeking election to the Board, and documents his/her ability to satisfy the director qualifications described below;

•	A description of any arrangements or understandings between the shareholder and the candidate; and

•	A signed statement from the candidate, confirming his/her willingness to serve on the Board.

The Corporate Secretary will promptly forward such materials to the Committee Chair and the Chairman of the Board. The Corporate Secretary also will maintain copies of such materials for future reference by the Committee when filling Board positions.

Shareholders may submit potential director candidates at any time pursuant to these procedures. The Committee will consider such candidates if a vacancy arises or if the Board decides to expand its membership, and at such other times as the Committee deems necessary or appropriate. Separate procedures apply if a shareholder wishes to nominate a director candidate at the 2010 Annual Meeting. Those procedures are described on page 60 under the heading “Information About Shareholder Proposals.”

Pursuant to its charter, the Committee must review with the Board, at least annually, the requisite qualifications, independence, skills and characteristics of Board candidates, members and the Board as a whole. When assessing potential new directors, the Committee considers individuals from various and diverse backgrounds. While the selection of qualified directors is a complex and subjective process that requires consideration of many intangible factors, the Committee believes that candidates should generally meet the following criteria:

•	Candidates should possess broad training, experience and a successful track record at senior policy-making levels in business, government, education, technology, accounting, law, consulting and/or administration;

•	Candidates should possess the highest personal and professional ethics, integrity and values. Candidates also should be committed to representing the long-term interests of the Company and all of its shareholders;

•	Candidates should have an inquisitive and objective perspective, strength of character and the mature judgment essential to effective decision-making;

•	Candidates need to possess expertise that is useful to us and complementary to the background and experience of other Board members; and

•	Candidates need to be willing to devote sufficient time to Board and committee activities and to enhance their knowledge of our business, operations and industry.

The Committee will consider candidates submitted by a variety of sources (including, without limit, incumbent directors, shareholders, management and third-party search firms) when filling vacancies and/or expanding the Board. If a vacancy arises or the Board decides to expand its membership, the Committee generally asks each director to submit a list of potential candidates for consideration. The Committee then evaluates each potential candidate’s educational background, employment history, outside commitments and other relevant factors to determine whether he/she is potentially qualified to serve on the Board. At that time, the Committee also will consider potential nominees submitted by shareholders in accordance with the procedures described above. The Committee seeks to identify and recruit the best available candidates, and it intends to evaluate qualified shareholder nominees on the same basis as those submitted by Board members or other sources.

After completing this process, the Committee will determine whether one or more candidates are sufficiently qualified to warrant further investigation. If the process yields one or more desirable candidates, the Committee will rank them by order of preference, depending on their respective qualifications and our needs. The Committee Chair, or another director designated by the Committee Chair, will then contact the preferred candidate(s) to evaluate their potential interest and to set up interviews with members of the Committee. All such interviews are held in person, and include only the candidate and the independent Committee members. Based upon interview results and appropriate background checks, the Committee then decides whether it will recommend the candidate’s nomination to the full Board.

The Committee believes this process has consistently produced highly qualified, independent Board members to date. However, the Committee may choose, from time to time, to use additional resources (including independent third-party search firms) after determining that such resources could enhance a particular director search. Mrs. Keeth, who was appointed to the Board in March 2009, was brought to the Committee’s attention by an independent third-party search firm.

OWNERSHIP OF COMPANY SECURITIES

The following table sets forth information as of March 1, 2009 with respect to persons or entities who are known to beneficially own more than 5% of our outstanding Common Stock, each director, each executive officer named in the Summary Compensation Table, below, and all directors and executive officers as a group.

Beneficial Owners of More Than Five Percent, Directors and Management

	Amount and Nature
	of Beneficial	Percent of
Name and Address of Beneficial Owner	Ownership(1)(2)	Class(3)

FMR LLC(4)	16,045,819	6.00%
82 Devonshire Street Boston, MA 02109
BlackRock, Inc.(5)	13,990,888	5.23%
40 East 52nd Street New York, NY 10022
UBS AG(6)	13,335,699	5.00%
Bahnhofstrasse 45 PO Box CH-8021 Zurich, Switzerland
Gregory H. Boyce	849,304	*
William A. Coley	21,908	*
Michael C. Crews	35,825	*
Sharon D. Fiehler	131,029	*
Eric Ford	95,007	*
William E. James	40,214	*
Robert B. Karn III	41,162	*
M. Frances Keeth	0	*
Henry E. Lentz	21,539	*
Richard A. Navarre	220,288	*
William C. Rusnack	40,307	*
Alexander C. Schoch(7)	19,431	*
Blanche M. Touhill	40,323	*
John F. Turner	9,952	*
Sandra Van Trease	28,288	*
Alan H. Washkowitz	21,539	*
All directors and executive officers as a group (16 people)	1,616,116	*

(1)	Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power with respect to shares. Unless otherwise indicated, the persons named in the table have sole voting and dispositive power with respect to all shares beneficially owned.

(2)	Includes shares issuable pursuant to stock options exercisable within 60 days after March 1, 2009, as follows: Mr. Boyce, 714,623; Mr. Coley, 15,446; Ms. Fiehler, 63,895; Mr. Ford, 49,785; Mr. James, 11,115; Mr. Karn, 23,041; Mr. Lentz, 15,446; Mr. Navarre, 97,888; Mr. Rusnack, 30,814; Mr. Schoch, 14,483; Dr. Touhill, 3,384; Mr. Turner, 6,482; Ms. Van Trease, 11,115; Mr. Washkowitz, 15,446; and all directors and executive officers as a group, 1,072,963. Also includes shares of restricted stock that remain unvested as of March 1, 2009 as follows: Mr. Boyce, 100,000; Mr. Coley, 991; Mr. Crews, 21,318; Mr. Ford, 21,066; Mr. James, 991; Mr. Karn, 991; Mr. Lentz, 991; Mr. Rusnack, 991; Dr. Touhill, 991; Mr. Turner, 991; Ms. Van Trease, 991; Mr. Washkowitz, 991; and all directors and executive officers as a group, 151,303.

(3)	Applicable percentage ownership is based on 267,360,741 shares of Common Stock outstanding at March 1, 2009. An asterisk (*) indicates that the applicable person beneficially owns less than one percent of the outstanding shares.

(4)	This information is based on a Schedule 13G/A filed with the SEC on February 17, 2009 by FMR LLC in which it reported sole voting power as to 713,347 shares and sole dispositive power as to 16,045,819 shares.

(5)	This information is based on a Schedule 13G filed with the SEC on February 10, 2009 by BlackRock, Inc., in which it reported shared voting and dispositive power as to 13,990,888 shares as of December 31, 2008.

(6)	This information is based on a Schedule 13G/A filed with the SEC on February 9, 2009 by UBS AG, in which it reported sole voting power as to 10,895,228 shares and shared dispositive power as to 13,335,699 shares as of December 31, 2008.

(7)	Includes 4,145 shares that have been pledged by Mr. Schoch as security for a margin loan.

Section 16(a) Beneficial Ownership Reporting Compliance

Our executive officers and directors and persons beneficially holding more than ten percent of our Common Stock are required under the Securities Exchange Act of 1934 to file reports of ownership and changes in ownership of our Common Stock with the SEC and the NYSE. We file these reports of ownership and changes in ownership on behalf of our executive officers and directors.

To the best of our knowledge, based solely on our review of the copies of such reports furnished to us during the fiscal year ended December 31, 2008, filings with the SEC and written representations from certain reporting persons that no additional reports were required, all required reports were timely filed except that, due to internal administrative errors, Ian Craig was late in filing a Form 4 to report the forfeiture of shares of performance-based restricted stock, Mr. Ford was late in filing a Form 4 to report the withholding of shares to pay withholding taxes upon vesting of a restricted stock award, and Roger Walcott, Kemal Williamson and Messrs. Boyce, Craig and Navarre and Ms. Fiehler were each one day late in filing a Form 4 to report the vesting of a performance unit award and the withholding of shares to pay withholding taxes on that award. In addition, due to an administrative error by his investment advisor, Mr. Ford was one day late in filing a Form 4 to report an open market purchase of common stock. The required reports were promptly filed when the errors were discovered.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

On the following pages, we discuss how our Chairman and Chief Executive Officer, Gregory H. Boyce, and our other executive officers listed on page 21 (“Named Executive Officers” or “NEOs”) were compensated for 2008 and how this compensation fits within our pay-for-performance philosophy. We also describe certain changes to our executive compensation program for 2009.

Focus of Our Executive Compensation Program

We design our compensation program with a focus on financial, operational and safety performance, while also recognizing the individual and team performance of each NEO in achieving our business objectives. A substantial majority of each NEO’s annual compensation is performance-based, tied to metrics which align with shareholder value. For 2008, the performance-based portion of NEO compensation consisted of performance units, stock options and annual cash incentive opportunity and was contingent on meeting certain goals for total shareholder return (relative to industry peers and to the Standard & Poor’s 500 Index), return on invested capital, EBITDA (as defined on page 26), operating profit, earnings per share (“EPS”), and safety. For 2008, our NEOs received payouts for performance units slightly below target, consistent with our three-year performance results, and received payouts for annual cash incentives above target, driven by record 2008 performance achievements.

The compensation reported in this Proxy Statement primarily reflects performance during two periods — calendar year 2008 and the three-year period ended December 31, 2008. Under our leadership team, we had an outstanding performance year in 2008, achieving record sales, EBITDA and safety performance. We focused on operational performance and undertook targeted production and safety initiatives as we advanced our sustainability efforts. In 2008, we returned nearly $265 million to shareholders in the form of share repurchases and dividends. Over the three-year period ended in 2008, we performed well on cumulative measures of Return on Invested Capital and total shareholder return, achieving a goal slightly below target level. These accomplishments and other criteria were considered by the Compensation Committee when determining the compensation of our NEOs for 2008.

Changes for 2009

During 2008, the Compensation Committee, in consultation with its independent compensation consultant, undertook a full review of our compensation program for NEOs and other company officers and concluded that the current compensation opportunities are competitive with the peer groups and the performance-based program is effective in driving results and delivering returns to shareholders. The Committee also reviewed the performance metrics used in our executive compensation program to ensure that they increase shareholder value and decided to measure performance for purposes of our 2009 performance unit awards entirely on relative total shareholder return for the 2009-2011 performance period, thereby eliminating the Return on Capital metric. The Committee concluded, based on the uncertain economic environment and in consultation with its independent compensation consultant, that this is the most appropriate way to align long-term equity award payouts with increases in shareholder value.

As discussed on page 24, the named executive officers have volunteered, with the agreement of the Compensation Committee, to forgo 2009 annual base salary merit increases.

Executive Compensation Overview

Our Named Executive Officers

Named Executive		Service with Our
Officer	Title	Company

Gregory H. Boyce	Chairman and Chief Executive Officer	Since 2003
Richard A. Navarre	President and Chief Commercial Officer	Since 1993
Eric Ford	Executive Vice President and Chief Operating Officer	Since 2007
Sharon D. Fiehler	Executive Vice President and Chief Administrative Officer	Since 1981
Alexander C. Schoch	Executive Vice President Law, Chief Legal Officer and Secretary	Since 2006
Michael C. Crews	Executive Vice President and Chief Financial Officer	Since 1998

Our Compensation Philosophy

The objective of our executive compensation program is to attract, retain and motivate key executives to enhance long-term profitability and create shareholder value. Our compensation program is designed to align incentives for executives with achievement of our business strategies, which include:

•	Executing the basics: best in class safety, operations and marketing;

•	Capitalizing on organic growth opportunities;

•	Expanding in high-growth global markets; and

•	Participating in new generation and Btu Conversion projects.

Our compensation program is based on the following policies and objectives:

•	Compensation has a clear link to shareholder value;

•	The compensation program is designed to support achievement of our business objectives;

•	Total compensation opportunities are established at levels which are competitive with companies of similar size and complexity and other pertinent criteria, taking into account such factors as executive performance, level of experience and retention value;

•	Incentive pay is designed to:

–	Reflect company-wide, business unit and individual performance, based on each individual’s position and level;

–	Balance rewards for short-term performance with long-term performance-based incentives;

–	Balance rewards for financial and operating performance with compensation for shareholder value creation; and

–	Incorporate internal and external performance measures.

•	Program is communicated so that participants understand how their decisions and actions affect business results and their compensation.

Role of the Compensation Committee

The Compensation Committee is comprised entirely of independent directors and has overall responsibility for evaluating and approving our executive compensation plans, policies and programs, and for monitoring the performance of our executives and the compensation awarded to our executives excluding compensation for Mr. Boyce. In addition, the Committee oversees our annual and long-term incentive plans and programs and periodically assesses our director compensation program. The Compensation group in our Human Resources Department supports the Committee’s efforts.

A Special Committee, comprised of all the independent members of the Board of Directors, after considering the recommendations of the Committee and its independent compensation consultant, has responsibility for determining the type (e.g., base salary, annual incentive and long-term incentive) and level of compensation awarded to Mr. Boyce. The Special Committee ensures that the type and level of compensation is consistent with our compensation philosophy and that Mr. Boyce’s total compensation is competitive with the compensation of chief executive officers at publicly-traded companies of similar size and complexity.

As described below, in assessing the competitiveness of compensation opportunities for our named executive officers, the Committee and Special Committee receive advice from the Committee’s independent compensation consultant and review appropriate salary surveys, industry benchmarking data and proxy information.

Role of the Compensation Consultant

The Compensation Committee has the authority under its charter to directly engage the services of outside advisors, experts and others to assist it. Pursuant to this authority, the Committee engaged Frederic W. Cook & Co, Inc. (“F.W. Cook”) for independent guidance on executive compensation issues in 2008. F.W. Cook does not provide any other services to us.

In connection with its engagement, F.W. Cook provided the Committee with independent advice concerning the types and levels of compensation to be paid to Mr. Boyce and the other senior executives for 2008. F.W. Cook assisted the Committee by providing market compensation data (e.g., industry compensation surveys and benchmarking data) on base pay, as well as annual and long-term incentives.

In addition, F.W. Cook advised the Committee on plan design for each element of executive compensation, including helping to identify:

•	the appropriate mix of base salary and annual and long-term incentive compensation;

•	the appropriate financial measures and weightings for annual incentive and performance unit awards (including EBITDA, EPS, total shareholder return and Return on Capital);

•	the appropriate mix of long-term equity compensation to be paid as stock options versus performance units; and

•	the relevant industry comparator groups and the relative weightings of total shareholder return for measuring the value of performance units.

The Committee and the Special Committee sought and used F.W. Cook’s advice in determining annual incentive compensation with respect to performance in 2008. In addition, the Committee considered F.W. Cook’s advice in establishing the types and levels of compensation to be paid to the executives for 2009, and the Special Committee considered F.W. Cook’s advice in establishing the types and levels of compensation to be paid to Mr. Boyce for 2009. The Committee and the Special Committee retain authority for compensation decisions, which may deviate from the consultant’s recommendation.

Review of External Data

Each year, the Compensation Committee commissions a compensation analysis conducted by its independent compensation consultant to determine whether our executive compensation program is consistent with those of other publicly-held companies of similar size and industry.

Talent for senior-level management positions and key roles in the organization can be acquired across a broad spectrum of companies. As such, we rely on a group of publicly-held companies of similar size and/or complexity to assess competitiveness. The Industrial comparator group is comprised of the following companies:

Air Products & Chemicals, Inc.	Monsanto Company
Barrick Gold Corporation	National Oilwell Varco, Inc.
Cliffs Natural Resources Inc.*	Newmont Mining Corporation
Consol Energy Inc.*	Praxair, Inc.
Eastman Chemical Company	Rockwell Automation, Inc.
Ecolab, Inc.	Rohm and Haas Company
El Paso Corporation*	Smith International, Inc.
EOG Resources*	Southern Copper Corporation
Freeport-McMoRan Copper & Gold, Inc.	SPX Corporation
Goodrich Corporation	Teck Cominco Ltd.
ITT Corporation	Timken Company
Lubrizol Corporation

*	Added to peer group during 2008.

We also review the compensation practices and performance of eight publicly-held coal mining companies as a secondary comparison. Because these companies are much smaller than us, we rely more on the Industrial comparator group for individual executive compensation benchmarking. The composition of this group of companies did not change from 2007 to 2008. The Coal comparator group is comprised of the following companies:

Alpha Natural Resources, Inc.	International Coal Group, Inc.
Arch Coal, Inc.	James River Coal Company
Consol Energy Inc.	Massey Energy Company
Foundation Coal Holdings, Inc.	Westmoreland Coal Company

In addition, we review international companies such as Anglo American, plc, Rio Tinto, plc, and BHP Billiton Limited when relevant compensation data are available.

Overall, F.W. Cook confirmed that our executive compensation program, as structured, is competitive with our peers. Based upon the review of the compensation plans discussed below, peer group compensation levels and assessments of individual and corporate performance, the Committee, with the assistance of F.W. Cook, determined that the value and design of our executive compensation program is appropriate.

2008 Executive Compensation Components

For the year ended December 31, 2008, the principal components of compensation for the named executive officers were:

•	Annual Base Salary;

•	Annual Cash Incentive Compensation;

•	Long-term Equity Incentives; and

•	Retirement and Other Benefits.

Annual Base Salary

In general, base salary for each employee, including the named executive officers, is established based on the individual’s job responsibilities, performance and experience, our overall budget for merit increases and the competitive environment. In 2008, we provided a base pay increase to our executives but, in accordance with our philosophy of providing a strong link between pay and performance, the exact amount of the increase (if any) varied among executives based on their performance levels. For 2009, the named executive officers have volunteered, with the agreement of the Compensation Committee, to forgo 2009 annual base salary merit increases. Any market-based compensation adjustments will be made if warranted.

The Committee reviewed the 2008 base salaries of Mr. Boyce and the executives who report directly to Mr. Boyce to ensure competitiveness in the marketplace. Consistent with our philosophy, the Committee (and, in the case of Mr. Boyce, the Special Committee), approved base salary adjustments based on market information, individual performance and any change in role or promotion. On an ongoing basis, the Committee will review the base salaries of our executive officers to ensure they take into account performance, experience and retention value and that salary levels are competitive with companies of similar size and complexity.

Annual Cash Incentive Compensation

Our annual incentive compensation plan provides opportunities for key executives, including the named executive officers, to earn annual cash incentive payments tied to the successful achievement of pre-established objectives that support our business strategy.

Under the plan, participants are assigned threshold, target and maximum earnings opportunities. The target incentive opportunity is established through an analysis of compensation for comparable positions in industries of similar size and complexity and is intended to provide a competitive level of compensation when participants achieve their performance objectives. If actual performance does not meet the threshold level, no incentive is earned under the plan for that particular performance goal. At threshold performance levels, the incentive that can be earned generally equals 50% of the target incentive, and at maximum, the incentive that can be earned generally equals 200% of the target incentive.

Participants generally earn target incentive payouts for achieving budgeted financial and safety goals and meeting individual performance goals. Our philosophy is to set these budgeted goals at high levels of performance. Maximum incentive payments generally are awarded when budgeted financial goals and individual performance goals are significantly exceeded. Goals for the named executive officers, excluding Mr. Boyce, are reviewed and approved by the Compensation Committee for each calendar year. The Special Committee reviews and approves the goals and payouts for Mr. Boyce for each calendar year.

Awards for the named executive officers are based on achievement of corporate and individual goals. Achievement of corporate goals is determined by comparing our actual performance against objective goals, and achievement of individual goals is determined by evaluating a combination of achievement of both objective and discretionary performance measures. Goals for the named executive officers, excluding Mr. Boyce, are reviewed and approved by the Committee for each calendar year. The Special Committee reviews and approves the goals and payouts for Mr. Boyce for each calendar year.

The Committee recommends, for approval by the Special Committee of the Board, Mr. Boyce’s annual incentive award. Mr. Boyce recommends, for approval by the Committee, annual incentive awards for the other named executive officers.

2008 Annual Incentive Performance Measures

Based on input from management and information and advice from F.W. Cook, the Special Committee and the Compensation Committee established certain performance measures and weightings for determining the 2008 annual incentive opportunity for Mr. Boyce and each of the other named executive officers.

2008 Performance Measure	Method of Determination	Alignment with Performance Focus

EBITDA	Income from continuing operations before deducting net interest expense, income taxes, minority interests, asset retirement obligation expense and depreciation, depletion and amortization.	EBITDA is a key metric we use to measure our operating performance, as well as an indicator of our ability to meet debt service and capital expenditure requirements.
Earnings per Share (EPS)	EPS is calculated by dividing income from continuing operations by the number of total shares outstanding on a fully diluted basis.	EPS is a key metric used by outside investors to assess our profitability.
Safety	Safety performance is determined not only by the NEO’s contribution to promoting a culture of continuous improvement in safety, but also by our achievement of quantitative safety goals.	Safety is a core value that is integrated into all areas of our business. For 2008, our quantitative safety goal was set at a 13% improvement over 2007’s actual results.

Individual Goals

The Individual Goals established for the named executive officers were designed to further our business strategies and increase shareholder value. The individual goals for each of the named executive officers were reviewed and approved in advance by the Committee, and the individual goals for Mr. Boyce were then reviewed and approved in advance by the Special Committee. These goals and objectives centered on:

•	Continuous improvement in safety

•	Growth in revenue and earnings

•	Succession planning and building of a deep talent pool

•	Mergers and acquisitions

•	Operational improvement

•	Industry and government relations

•	Long-term strategic direction

The Special Committee and the Committee periodically review market conditions to ensure the appropriateness of established financial performance measures and individual goals for the annual incentive plan for Mr. Boyce and the other named executive officers, respectively.

Annual Cash Incentive Payouts for 2008 Performance

The table below summarizes the actual results for these performance goals for 2008.

	Percentage
	of Total
Measure	Award	Target	Actual Results	Achievement

EBITDA ($ millions)	35.0%	$1,000.0 million	$1,847.3 million	Above Maximum
Earnings per Share (EPS) ($/sh)	10.0%	$0.94	$3.63	Above Maximum
US Safety Incidence Rate	5.0%	2.00	1.65	Above Maximum
Individual Goals	50.0%		By Individual

For their 2008 performance, the named executive officers earned payouts under our annual incentive plan, as reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table on page 35. Other eligible executives received payouts under the same annual incentive plan. Annual incentive payouts for 2008 were based on our achievement of quantitative goals and individual goals shown in the table above.

The Special Committee evaluated Mr. Boyce’s performance in relation to these goals, and approved the level of his 2008 payout under our annual incentive plan accordingly. The Compensation Committee, with Mr. Boyce, evaluated the performance of each of the other named executive officers in relation to these goals, and approved the level of their 2008 payouts under our annual incentive plan accordingly.

The following table shows the target annual incentive payout and the applicable payout range (each shown as a percentage of base salary) for each of the named executive officers, his or her actual award under our annual incentive plan received for 2008, as a percentage of salary earned in 2008. The target payout and payout range for each executive are based on his or her level of participation in the plan and competitive market practices.

2008 Annual Incentive Awards — Named Executive Officers

	Target Payout	Payout Range		Actual Award
	as a % of	as a % of	Actual Award	as a % of Salary
Name	Salary	Salary	($)	Earned

Gregory H. Boyce	110%	0-220%	2,069,375	196%
Richard A. Navarre(1)	90%	0-180%	1,116,900	153%
Eric Ford	80%	0-160%	918,000	137%
Sharon D. Fiehler	80%	0-160%	594,001	133%
Alexander C. Schoch	80%	0-160%	456,000	122%
Michael C. Crews(2)	80%	0-160%	368,922	116%

(1)	Mr. Navarre was promoted to President and Chief Commercial Officer effective January 1, 2008.

(2)	Mr. Crews was promoted to Executive Vice President and Chief Financial Officer effective June 20, 2008.

Long-Term Equity Incentive Compensation

Our long-term incentive compensation plan provides opportunities for key executives to earn equity compensation if certain pre-established long-term (greater than one year) objectives are successfully achieved.

The named executive officers receive long-term incentive compensation through awards of stock options and performance units. In approving the long-term incentive target awards, the Special Committee and the Compensation Committee considered the advice of F.W. Cook, as well as available benchmarking data and retention considerations. These awards are structured to provide competitive long-term equity incentive opportunities where earned values are based on our actual performance.

The targeted value of these awards, shown in the table below as a percentage of each executive’s base salary, is split evenly between stock options and performance units.

The Committee approves long-term equity incentive opportunities for each of the other named executive officers through awards of stock options and performance units. The targeted value of these awards, shown in the table below, is split evenly between stock options and performance units. The actual number of stock options and performance units awarded is determined as discussed below. When evaluating awards to be granted, the Committee and the Special Committee considered competitive market data and the perceived retention value of the awards.

2008 Long-Term Incentive Awards — Named Executive Officers

Target Award as
Name	a % of Salary

Gregory H. Boyce	375%
Richard A. Navarre	275%
Eric Ford	250%
Sharon D. Fiehler	200%
Alexander C. Schoch	150%
Michael C. Crews	150%

Stock Options

Our stock option program is a long-term plan designed to create a direct link between executive compensation and increased shareholder value, provide an opportunity for increased equity ownership by executives, and maintain competitive levels of total compensation opportunity.

The Compensation Committee and Special Committee meet in December of each year to evaluate, review and approve the annual stock option award design and level of award for each named executive officer and for Mr. Boyce. These Committees approve stock option awards prospectively. Annual stock option awards are generally approved in early December for granting on our first business day in January at our closing market price per share on the grant date. The Committee and/or the Special Committee may occasionally approve stock option awards that are granted other than on our first business day of the year, due to promotions or new hires. In these cases the Committee or the Special Committee approves the award in advance of the grant date, and the stock option grant is awarded on the determined date with an exercise price equal to our closing market price per share on such date. We use a Black-Scholes valuation model to establish the grant-date fair value of all stock option grants.

All stock options are granted at an exercise price equal to the closing market price of our Common Stock on the date of grant. Accordingly, those stock options will have intrinsic value to employees only if the market price of our Common Stock increases after that date. Stock options generally vest in one-third increments over a period of three years or cliff vest after three years; however, options will immediately vest upon a change of control or a recapitalization event or upon the holder’s death or disability. If the holder terminates employment without good reason (as defined in his or her employment agreement), all unvested stock options are forfeited. Stock options expire ten years from the date of grant.

Performance Units

Similar to the stock option program, our performance unit program is a long-term plan designed to create a direct link between executive compensation and increased shareholder value, and maintain competitive levels of total compensation. In addition, our 2008 performance unit program is designed in part to reward executives for the achievement of strong financial returns on investment and total shareholder return. Certain key executives are eligible to receive long-term incentive awards in the form of performance units.

Performance units granted in 2008 will be payable, if earned, in shares of our Common Stock. The percentage of the performance units earned is based on our total shareholder return (“TSR”) over a period beginning January 2, 2008 and ending December 31, 2010 relative to an industry comparator group (the Industry Peer Group) and the S&P 500 Index (together weighted as 50% of the total award) and Return on Capital (weighted as 50% of the total award) over the same performance period.

TSR measures cumulative stock price appreciation plus dividends. The Industry Peer group is generally perceived to face market conditions and investor reactions similar to us. For purposes of the 2008 award the Industry Peer Group is identical to the Coal comparator group listed on page 24. At the time of the 2008 performance unit award, we were included in the S&P 500 Index. Our TSR performance compared to the Industry Peer Group is weighted at 30% of the total award, while our TSR performance compared to the S&P 500 Index is weighted at 20% of the total award.

For purposes of the performance units granted in 2008, Return on Capital is defined as:

•	Average annual operating profit from continuing operations before taxes, divided by

•	Average total capital, where average total capital is determined using total debt plus total equity for the thirty-seven (37) month-end periods from December 2007 through December 2010.

Performance unit payout formulas are as follows:

Required TSR Performance Ranking
Payout Level	Industry Peer Group	S&P 500 Index	Limitations on Payout Levels

Threshold (50% of target performance units)	40th percentile	35th percentile	No payout will be made if TSR over the performance period is negative and performance is below the 50th percentile of the Industry Peer Group

Target (100% of target performance units)	55th percentile	50th percentile

Maximum (200% of target performance units)	80th percentile	75th percentile	Maximum payout cannot exceed 150% of the number of performance units granted if TSR over the performance period is negative and performance is at or above the 50th percentile of the Industry Peer Group

•	Payouts are ratably adjusted for performance between threshold and target, and between target and maximum levels.

The target number of performance units granted is determined using a price that equals the average closing market price per share of our Common Stock during the four weeks of trading immediately following the date of grant.

Our TSR over the three-year performance period is based on the average closing market price per share of our Common Stock during the first four weeks of trading in the performance cycle compared to the average closing market price per share of our Common Stock during the last four weeks of trading in the performance cycle. Units vest monthly and are payable in Common Stock at the conclusion of the measurement period, subject to the achievement of performance goals. Upon a change of control, a recapitalization event or the holder’s retirement or termination without cause, the holder would receive payment from us in proportion to the number of vested performance units based upon performance as of the date the event occurs. Upon the holder’s death or disability, the holder would receive payment from us for 100% of performance units outstanding as of the date the event occurs. If the holder terminates employment without good reason (as defined in his or her employment agreement), all performance units are forfeited.

Share Ownership Guidelines

Both management and the Board of Directors believe our executives and directors should acquire and retain a significant amount of our Common Stock in order to further align their interests with those of shareholders.

Under our share ownership guidelines, Mr. Boyce is encouraged to acquire and retain Common Stock having a value equal to at least five times his base salary. Each other named executive officer is encouraged to acquire and retain Common Stock having a value equal to at least three times his or her base salary. Executives are encouraged to meet these ownership levels within five years after assuming their executive positions.

The following table summarizes the ownership of Common Stock as of June 30, 2008, December 31, 2008 and January 30, 2009 by our named executive officers.

			Ownership				Ownership
			Relative		Ownership		Relative
	Ownership		to Actual Base		Relative to		to Actual Base
	Guidelines,		Salary		Actual Base Salary		Salary
	Relative to Base		June 30,		December 31,		January 30,
Name	Salary		2008		2008		2009

Gregory H. Boyce(1)	5.0	x	15.6	x	4.0	x	5.1	x
Richard A. Navarre	3.0	x	9.8	x	2.8	x	4.2	x
Eric Ford(2)	3.0	x	5.8	x	1.5	x	1.7	x
Sharon D. Fiehler	3.0	x	9.1	x	2.3	x	3.7	x
Alexander C. Schoch(2)	3.0	x	0.1	x	0.0	x	0.3	x
Michael C. Crews(2)	3.0	x	6.4	x	2.2	x	2.2	x

(1)	Share ownership includes 86,602 phantom shares granted to Mr. Boyce on October 1, 2003 under the terms of his employment agreement.

(2)	Mr. Ford joined us on March 6, 2007; Mr. Schoch joined us on October 16, 2006; and Mr. Crews was promoted effective June 20, 2008.

Stock ownership relative to guidelines varies from time to time due to changes in our stock price. Our stock price (and therefore our stock ownership relative to guidelines) has been significantly affected by the current global economic downturn and disruptions in the financial markets.

Broad-based Benefits

Our named executive officers are eligible to receive benefits generally available to our employees. These benefits include:

•	Medical Benefits

•	Dental Benefits

•	Vision Benefits

•	Defined Benefit Plan (Pension) — plan was phased out on January 1, 2001 and is discussed in the “Pension Benefits” section on page 44.

•	Defined Contribution Plan (401(k))

•	Excess Defined Benefit and Excess Defined Contribution Plans

•	Employee Stock Purchase Plan

•	Life Insurance

•	Business Travel Accident Insurance

•	Accidental Death and Dismemberment

•	Short-Term and Long-Term Disability

•	Health Care Flexible Spending Account

•	Dependent Care Flexible Spending Account

•	Vacation and Holidays

Perquisites

We provide a limited number of perquisites to senior management that are related to business purposes. We provided the following perquisites to senior management in 2008.

Company Aircraft.  Our aircraft may be used in the following situations:

•	Senior management may use the aircraft for business purposes; and

•	Spouses/partners may accompany senior management members on company aircraft for company business purposes.

Relocation.  We generally provide relocation benefits to newly-hired executives or executives that have been asked by us to relocate. These benefits typically include payment for the costs of relocation, temporary housing, additional personal leave and associated tax gross-ups.

Other Perquisites.  We do not provide or reimburse the cost of country club memberships or the purchase or lease of a vehicle for any executive.

Deductibility of Compensation Expenses

Pursuant to Section 162(m) of the Internal Revenue Code, some compensation paid to executive officers in excess of $1 million is not tax deductible, except to the extent it constitutes performance-based compensation. The Compensation Committee has and will continue to consider the impact of Section 162(m) when establishing incentive compensation plans. As a result, a significant portion of our executive compensation satisfies the requirements for deductibility under Section 162(m). At the same time, the Committee considers its primary goal to design compensation strategies that further the best interests of our shareholders. In certain cases, it may determine that the amount of tax deductions lost is not significant when compared to the potential opportunity a compensation program provides for creating shareholder value. The Committee therefore retains the ability to evaluate the performance of our executive officers and to pay appropriate compensation, even if some of it may be non-deductible.

Employment Agreements

The Compensation Committee approved the terms of all senior executive employment agreements. The Special Committee approved the employment agreement for Mr. Boyce. The terms of those agreements, including the provision of post-termination benefits, were structured to attract and retain persons believed to be key to our success, as well as to be competitive with compensation practices for executives in similar positions at companies of similar size and complexity. In assessing whether the terms of the employment agreements were competitive, the Committee received advice from F.W. Cook and reviewed appropriate surveys and industry benchmarking data. During 2008, all senior executive employment agreements were amended and restated as necessary to comply with Internal Revenue Code Section 409A.

Mr. Boyce’s employment agreement is similar to the employment agreements of the other named executive officers. However, some amounts payable to him under his agreement are intended to compensate him for amounts he forfeited in leaving his former employer. Mr. Ford’s employment agreement also includes amounts payable that are intended to compensate him for amounts he forfeited in leaving his former employer. These additional amounts payable to these two executives are not applicable to the other named executive officers.

Mr. Boyce’s employment agreement provides for a three-year term that extends day-to-day so that there is at all times a remaining term of three years. Following a termination other than for cause or resignation for good reason, Mr. Boyce would be entitled to the following cash severance benefits equal to the sum of: (1) three times base salary (2) three times the average of the actual annual incentive paid in the three prior years, and (3) three times six percent of base salary (to compensate for Company contributions he otherwise might have received under our retirement plan). One-half of these benefits would be paid in a lump sum payment on the earlier to occur of his death or the first business day immediately following the six-month anniversary of his termination, and the remaining one-half of these benefits would be paid in six substantially equal monthly payments beginning on the first day of the month next following the initial lump sum payment. In addition, he would be entitled to a one-time prorated annual incentive for the year of termination (based on our actual performance multiplied by a fraction, the numerator of which is the number of business days he was employed during the year of termination, and the denominator of which is the total number of business days during that year), payable when annual incentives, if any, are paid to other executives. He would also be entitled to receive continued life insurance, medical and other benefits coverage for three years. In addition, following a termination other than for cause or resignation for good reason (as defined in the employment agreement), he would be paid a lump sum of $800,000. If Mr. Boyce were to terminate his employment for any reason on or after age 55 or die or became disabled, the lump sum of $800,000 would also be paid. Upon termination other than for cause, resignation for good reason, death, disability, or termination for any reason after reaching age 55, he would be entitled to deferred compensation payable in cash in one of the following amounts: if termination occurred (a) prior to age 55, the greater of (1) the cash equivalent of the fair market value of 86,602 shares of Common Stock on October 1, 2003 plus interest or (2) an amount equal to the fair market value of 86,602 shares of Common Stock on the date of termination; (b) on or after age 55 but prior to age 62, the greater of (1) the amount referenced in (a) on the date of termination, (2) $1.6 million, reduced by 0.333% for each month that termination occurs before reaching age 62, or (3) the fair market value of 86,602 shares of Common Stock on the date of termination; (c) on or after age 62, the greater of the amount referenced in (b) on the date of termination or $1.6 million. If he were to terminate for any other reason prior to reaching age 55, the deferred compensation amount would be forfeited.

The employment agreement for Mr. Crews has an initial three-year term which automatically renews for a one-year period at the end of the initial term and, if applicable, any renewal period, unless written notice is given by either party at least 90 days before the end of the applicable period. All other named executive officers’ employment agreements have two-year terms which extend day-to-day so that there is at all times a remaining term of two years, except Mr. Schoch, whose agreement has a one-year term which extends day-to-day so that there is at all times a remaining term of one year.

Following termination other than for cause or resignation for good reason (as defined in the employment agreement), other named executive officers, except for Mr. Schoch, are entitled to the following cash severance benefits equal to the sum of: (1) two times base salary, (2) two times the average of the actual annual incentive awards paid to the executive for the three prior years, and (3) two times six percent of base salary (to compensate for Company contributions the executive otherwise might have received under the Company’s retirement plan). Mr. Schoch is entitled to the following cash severance benefits: (1) one times base salary, (2) one times the annual average of the actual incentive paid to him for the three prior years, and (3) one times six percent of base salary (to compensate for Company contributions he otherwise might have received under the Company’s retirement plan). One-half of these benefits would be paid in a lump sum payment on the earlier to occur of the executive’s death or the first business day immediately following the six-month anniversary of his termination, and the remaining one-half of these benefits would be paid in six substantially equal monthly payments beginning on the first day of the month next following the initial lump sum payment. In addition, they would be entitled to (1) a one-time prorated annual incentive for the year of termination (based on our actual performance multiplied by a fraction, the numerator of which is the number of business days the executive was employed during the year of termination, and the denominator of which is the total number of business days during that year), payable when annual incentives, if any, are paid to our other executives, and (2) qualified and nonqualified retirement, pension (if applicable), life insurance, medical and other benefits for the two-year period following termination (a one-year period following termination in the case of Mr. Schoch).

In addition, if Mr. Ford’s employment with us were to terminate for any reason on or after age 55 or if he should die or became disabled, a lump sum of $800,000 would be paid to him. If his employment were to terminate for any reason other than death or disability prior to reaching age 55, the lump sum payment of $800,000 would be forfeited.

Under all executives’ employment agreements, we are not obligated to provide any benefits under tax qualified plans that are not permitted by the terms of each plan or by applicable law or that could jeopardize the plan’s tax status. Continuing benefit coverage will terminate to the extent an executive is offered or obtains comparable coverage from any other employer. The employment agreements provide for confidentiality during and following employment, and include a noncompetition and nonsolicitation agreement that is effective during and for one year following employment. However, in the case of Mr. Crews, the noncompetition agreement does not apply if we do not renew his employment agreement and terminate his employment and Mr. Crews does not receive severance benefits from us. The employment agreements also include a nonsolicitation agreement that is effective during and for the two years following employment. If an executive breaches any of his or her confidentiality, noncompetition or nonsolicitation agreements, the executive will forfeit any unpaid amounts or benefits. To the extent that excise taxes are incurred by an executive as a result of “excess parachute payments,” as defined by IRS regulations, we will pay additional amounts so that the executives would be in the same financial position as if the excise taxes were not incurred.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed and discussed with management the Company’s disclosures under “Compensation Discussion and Analysis” beginning on page 20.

Based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 for filing with the Securities and Exchange Commission.

MEMBERS OF THE COMPENSATION COMMITTEE:

ROBERT B. KARN III, CHAIR
WILLIAM A. COLEY
HENRY E. LENTZ
JOHN F. TURNER

SUMMARY COMPENSATION TABLE

The following table summarizes the total compensation paid to or accrued by our Chairman and Chief Executive Officer, the two executives who served as our Chief Financial Officer during 2008 and our three other most highly compensated executive officers for their service to us during the fiscal years ended December 31, 2008, 2007 and 2006. Long-term equity incentive awards to these executives include both performance units (reflected in the “Stock Award” column below) and stock options (reflected in the “Option Awards” column below). The value reflected in each of these columns is the annual compensation expense associated with equity awards for each executive, recognized for financial statement reporting purposes in accordance with Statement of Financial Accounting Standard No. 123 (Revised) (FAS 123R).

							Change in
							Pension Value
							and Non-
							qualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Name and Principal Position	Year	($)	($)	($)(1)	($)(1)	($)(2)	($)(3)	($)(4)	($)

Gregory H. Boyce	2008	1,053,750	—	6,990,991 (5)	1,692,230	2,069,375	—	144,512	11,950,858
Chairman and	2007	980,000	500,000	4,721,158	1,271,485	1,000,671	—	101,772	8,575,086
Chief Executive Officer	2006	887,500	—	3,301,325	914,761	1,329,620	—	118,977	6,552,183

Richard A. Navarre	2008	730,000	—	1,952,719	1,128,169	1,116,900	5,730	103,577	5,037,095
President and Chief	2007	655,000	331,000	947,303	970,685	517,784	—	64,769	3,486,541
Commercial Officer	2006	612,500	—	1,782,473	775,273	850,000	12,326	85,782	4,118,354

Eric Ford	2008	668,750	—	1,558,493 (7)	554,314	918,000	—	380,859	4,080,416
Executive Vice President	2007	541,667 (6)	52,000	1,744,886	234,752	532,105	—	1,001,193	4,106,603
and Chief Operating Officer

Sharon D. Fiehler	2008	446,250	—	1,106,505	634,851	594,001	16,081	63,269	2,860,957
Executive Vice President	2007	430,250	117,000	410,506	559,794	338,701	—	45,478	1,901,729
and Chief Administrative Officer	2006	408,000	—	877,306	453,722	500,000	27,160	59,171	2,325,359

Alexander C. Schoch	2008	373,500	—	465,051	249,747	456,000	—	46,103	1,590,401
Executive Vice President Law, Chief Legal Officer and Secretary

Michael C. Crews(8)	2008	317,726	—	506,941	47,714	368,922	202	40,112	1,281,617
Executive Vice President and Chief Financial Officer

(1)	Amounts in the Stock Awards and Option Awards columns represent the respective amounts of expense recognized for financial statement reporting purposes in 2008, 2007 and 2006 in accordance with FAS 123R. A discussion of the relevant fair value assumptions is set forth in note 17 to our consolidated financial statements included in our 2008 Annual Report. We caution that the amount ultimately realized from the stock and option awards will likely vary based on a number of factors, including our actual operating performance, stock price fluctuations and the timing of exercises (in the case of options only) and stock sales.

(2)	Amounts in this column represent awards under our annual incentive plan. The material terms of the 2008 awards are described under the caption “Annual Cash Incentive Compensation” in the Compensation Discussion and Analysis section beginning on page 24.

(3)	The actual change in pension values for 2008 resulted from an increase in the discount rate from 6.75% to 6.90%. See page 44 for further discussion about the Pension Plan.

(4)	Amounts included in this column for 2008 are described in the All Other Compensation table on page 36. Amounts included in this column for 2007 have been revised to correct over- and understatements of performance contribution values as described in footnote four of the All Other Compensation table on page 36.

(5)	The 2008 compensation expense recognized for financial statement reporting purposes in accordance with FAS 123R for outstanding phantom stock and restricted stock awards to Mr. Boyce was $3,901,641, and is included in the amount reported.

(6)	Mr. Ford’s 2007 salary represents a partial year, from March 6, 2007 to December 31, 2007.

(7)	Mr. Ford received a restricted stock award of 54,198 shares on March 6, 2007 pursuant to the terms of his employment agreement with us. The 2008 compensation expense recognized for financial statement reporting purposes in accordance with FAS 123R was $471,124 for expense on unvested restricted shares, and is included in the amount reported for 2008.

(8)	Mr. Navarre served as our Chief Financial Officer until June 19, 2008, when Mr. Crews was promoted to Executive Vice President and Chief Financial Officer.

All Other Compensation

The following table sets forth detail of the amounts reported in the All Other Compensation column of the Summary Compensation Table for the named executive officers.

			Annual 401(k)	Employment
			Matching and	Agreement
		Group Term	Performance	Lump Sum
		Life Insurance	Contributions	Opportunity		Perquisites	Total
Name	Year	($)	($)	($)(1)	Tax Gross-Ups(2)	($)(3)	($)

Gregory H. Boyce	2008	1,656	127,725	—	6,574	8,557	144,512
	2007	1,656	88,500 (4)	—	5,047	6,569	101,772
	2006	1,656	100,750	—	2,019	14,552	118,977

Richard A. Navarre	2008	810	87,600	—	6,590	8,577	103,577
	2007	810	59,250 (4)	—	2,046	2,663	64,769
	2006	810	68,000	—	3,435	13,537	85,782

Eric Ford(5)	2008	1,242	80,625	—	124,272	174,720	380,859
	2007	1,035	50,375 (4)	800,000	40,182	109,601	1,001,193

Sharon D. Fiehler	2008	1,094	53,775	—	3,650	4,750	63,269
	2007	1,050	39,217 (4)	—	2,264	2,947	45,478
	2006	988	45,280	—	1,967	10,936	59,171

Alexander C. Schoch	2008	893	45,210	—	—	—	46,103

Michael C. Crews	2008	322	37,800	—	865	1,125	40,112

(1)	The amount reported for Mr. Ford is discussed under the caption “Employment Agreements” in the Compensation Discussion and Analysis section beginning on page 32. This lump sum opportunity is intended to compensate him for amounts he forfeited in leaving his former employer. If Mr. Ford were to terminate his employment with us for any reason on or after age 55 or if he should die or become disabled, the lump sum opportunity reported would be paid to him. If his employment with us were to terminate for any other reason other than death or disability prior to reaching age 55, the lump sum opportunity would be forfeited.

(2)	Represents, for all named executive officers except Mr. Schoch, the taxes due for use of corporate aircraft (as defined and calculated in accordance with Internal Revenue Service guidelines), and reimbursed by us when a spouse/guest accompanied the officer on corporate aircraft for Company business purposes. The tax gross-up amount shown for Mr. Ford also reflects the tax-gross up for relocation expenses incurred in 2008.

(3)	Represents, for all named executive officers except Mr. Schoch, the aggregate incremental cost to us of use of corporate aircraft as determined on a per flight basis, including the cost of fuel, landing fees, the cost of in-flight meals, sales tax, crew expenses, the hourly cost of aircraft maintenance for the applicable number of flight hours, and other variable costs specifically incurred. Amounts represent trips where a spouse/guest accompanied the officer on corporate aircraft for select Company business purposes.

(4)	The performance contributions included in the Annual 401(k) Matching and Performance Contributions values reported for 2007 for Messrs. Boyce and Navarre and Ms. Fiehler were inadvertently overstated, and for Mr. Ford were inadvertently understated. The 2007 values have been revised to include the correct performance contribution values earned in 2007.

(5)	For Mr. Ford total perquisites for 2008 include the cost of relocation including airfare, $84,462; temporary housing, $22,905; tax return preparation, $51,978; and additional personal leave, $12,981, pursuant to the terms of his offer of employment with us.

GRANTS OF PLAN-BASED AWARDS IN 2008

The following table sets forth information concerning grants of plan-based awards during the year ended December 31, 2008 to the named executive officers.

								All Other	All Other
								Stock	Option
								Awards:	Awards:		Grant Date
		Estimated Future Payouts						Number of	Number of	Exercise or	Fair Value of
		Under Non-Equity Incentive			Estimated Future Payouts Under Equity Incentive			Shares of	Securities	Base Price	Stock and
		Plan Awards			Plan Awards(1)			Stock or	Underlying	of Option	Option
		Threshold	Target	Maximum	Threshold	Target	Maximum	Units	Options	Awards	Awards
Name	Grant Date	($)	($)	($)	(#)	(#)	(#)	(#)	(#)(2)	($/Sh)(2)	($)(3)

Gregory H. Boyce		591,250	1,182,500	2,365,000
	1/2/2008				16,826	33,652	67,304				2,368,091
	1/2/2008								77,761	62.72	1,843,993

Richard A. Navarre		328,500	657,000	1,314,000
	1/2/2008				9,099	18,197	36,394				1,280,523
	1/2/2008								42,049	62.72	997,133

Eric Ford		270,000	540,000	1,080,000
	1/2/2008				7,365	14,730	29,460				1,036,550
	1/2/2008								34,037	62.72	807,140

Sharon D. Fiehler		180,000	360,000	720,000
	1/2/2008				3,943	7,886	15,772				554,938
	1/2/2008								18,223	62.72	432,133

Alexander C. Schoch		152,000	304,000	608,000
	1/2/2008				2,495	4,990	9,980				351,146
	1/2/2008								11,531	62.72	273,442

Michael C. Crews		160,000	320,000	640,000
	1/2/2008							1,406			88,184
	7/14/2008				3,626	7,252	14,504				621,678
	7/14/2008								12,579	79.28	400,780

(1)	Performance unit awards are included in the “Estimated Future Payouts Under Equity Incentive Plan Awards” column above. Performance unit awards granted in 2008 will be earned based on achievement of performance objectives for the period January 2, 2008 to December 31, 2010. The material terms of these awards, including payout formulas, are described under the caption “Performance Units” in the Compensation Discussion and Analysis section beginning on page 29.

(2)	Stock option awards granted in 2008 are included in the “All Other Option Awards” column above. All options vest in three equal annual installments beginning on the first anniversary of the date of grant, except for those granted to Mr. Crews, which vest fully on the fourth anniversary date of grant. The material terms of these awards are described under the caption “Stock Options” in the Compensation Discussion and Analysis section beginning on page 28.

(3)	The value of stock awards, option awards and performance unit awards is the grant date fair value determined under FAS 123R. A discussion of the relevant fair value assumptions is set forth in note 17 to our consolidated financial statements included in our 2008 Annual Report. We caution that the amount ultimately realized from the stock and option awards will likely vary based on a number of factors, including our actual operating performance, stock price fluctuations and the timing of exercises (in the case of options only) and stock sales.

OUTSTANDING EQUITY AWARDS AT 2008 FISCAL YEAR END

The following table sets forth detail about the outstanding equity awards for each of the named executive officers as of December 31, 2008. We caution that the amount ultimately realized from the outstanding equity awards will likely vary based on a number of factors, including our actual operating performance, stock price fluctuations and the timing of exercises and sales. In the case of equity incentive awards, the amount ultimately realized will also likely vary with our stock performance relative to the

Coal comparator group, the S&P MidCap 400 Index or the S&P 500 Index, and our Return on Invested Capital or Return on Capital, based on the year of grant.

A portion of the outstanding equity awards for Messrs. Navarre and Crews and Ms. Fiehler is attributable to stock options granted to them prior to our May 2001 initial public offering (“IPO”). These options were granted in connection with a leveraged buyout transaction or “LBO” involving Peabody Energy’s acquisition of Peabody Holding Company. The size and terms of the pre-IPO stock options or “LBO grants” were determined according to standard practices at that time for private companies. The LBO grants, a portion of which remain unexercised, were designed to be competitive in the industry marketplace for top executives, to compensate the management group on a basis commensurate with the risks associated with a highly leveraged transaction, to reward performance and to align their interests with our owners. A portion of the LBO grants vested in November 2007 and expired in May 2008. The remaining outstanding LBO grants vest in either July 2009 or July 2010 and expire in January 2010 or January 2011.

All unexercisable options and unvested shares or units of stock reflected in the table below are subject to forfeiture if the holder terminates employment without good reason (as defined in the holder’s employment agreement).

Outstanding Equity Awards at 2008 Fiscal Year End

	Option Awards						Stock Awards
											Equity
											Incentive
										Equity	Plan
										Incentive	Awards:
										Plan	Market or
										Awards:	Payout
										Number of	Value of
										Unearned	Unearned
										Shares,	Shares,
	Number of		Number of							Units or	Units or
	Securities		Securities						Market Value	Other	Other
	Underlying		Underlying				Number of		of Shares or	Rights	Rights
	Unexercised		Unexercised		Option		Shares or Units		Units of Stock	That	That
	Options		Options		Exercise	Option	of Stock That		That Have Not	Have Not	Have Not
	(#)(1)		(#)(1)		Price	Expiration	Have Not Vested		Vested	Vested	Vested
Name	Exercisable		Unexercisable		($)(1)	Date	(#)(1)		($)(2)	(#)(1)(3)	($)(4)
Gregory H. Boyce										50,174	1,141,459
										33,652	765,583
							86,602	(5)	1,970,196
							40,000	(6)	910,000
							60,000	(6)	1,365,000
	Post-IPO Grants
	433,010	(7)			9.0067	10/1/2013
	56,248	(8)			17.8541	1/3/2015
	27,501	(9)			21.6646	3/1/2015
	61,156	(10)	30,578	(10)	39.8143	1/3/2016
	40,105		80,209	(11)	34.9553	1/3/2017
			77,761	(12)	62.7200	1/2/2018

Total	618,020		188,548				186,602		4,245,196	83,826	1,907,042

Richard A. Navarre										23,579	536,422
										18,197	413,982
	LBO Grants
			102,394	(13)	3.3001	1/1/2011
	Post-IPO Grants
			15,884	(10)	39.8143	1/3/2016
			49,141	(14)	39.8143	1/3/2016
			37,693	(11)	34.9553	1/3/2017
			42,049	(12)	62.7200	1/2/2018

Total	0		247,161							41,776	950,404

Eric Ford										24,522	557,876
										14,730	335,108
							15,066	(15)	342,752
							6,000	(16)	136,500
	Post-IPO Grants
	19,220		38,438	(17)	35.6481	3/6/2017
			34,037	(12)	62.7200	1/2/2018

Total	19,220		72,475				21,066		479,252	39,252	892,984

Sharon D. Fiehler										12,556	285,649
										7,886	179,407
	LBO Grants
			90,595	(13)	3.3001	1/1/2011
	Post-IPO Grants
			8,472	(10)	39.8143	1/3/2016
			39,313	(14)	39.8143	1/3/2016
			20,071	(11)	34.9553	1/3/2017
			18,223	(12)	62.7200	1/2/2018

Total			176,674							20,442	465,056

	Option Awards					Stock Awards
										Equity
										Incentive
									Equity	Plan
									Incentive	Awards:
									Plan	Market or
									Awards:	Payout
									Number of	Value of
									Unearned	Unearned
									Shares,	Shares,
	Number of	Number of							Units or	Units or
	Securities	Securities						Market Value	Other	Other
	Underlying	Underlying				Number of		of Shares or	Rights	Rights
	Unexercised	Unexercised		Option		Shares or Units		Units of Stock	That	That
	Options	Options		Exercise	Option	of Stock That		That Have Not	Have Not	Have Not
	(#)(1)	(#)(1)		Price	Expiration	Have Not Vested		Vested	Vested	Vested
Name	Exercisable	Unexercisable		($)(1)	Date	(#)(1)		($)(2)	(#)(1)(3)	($)(4)
Alexander C. Schoch									7,922	180,226
									4,990	113,523
	Post-IPO Grants
		8,614	(18)	39.1584	10/16/2016
		12,665	(11)	34.9553	1/3/2017
		11,531	(12)	62.7200	1/2/2018

Total		32,810							12,912	293,749

Michael C. Crews									7,252	164,983
						2,800	(21)	63,700
						1,200	(22)	27,300
						9,879	(23)	224,747
						11,100	(24)	252,525
						2,000	(25)	45,500
						1,406	(26)	31,987
	LBO Grants
		6,063	(19)	3.3001	1/1/2010
		395	(13)	3.3001	1/1/2011
	Post-IPO Grants
		12,579	(20)	79.2800	7/14/2018

Total	0	19,037				28,385		645,759	7,252	164,983

(1)	The numbers of options/shares/units and exercise price of all options have been adjusted to reflect our 2-for-1 stock splits in March 2005 and February 2006 and the spin-off of Patriot on October 31, 2007.

(2)	The market value was calculated based on the closing market price per share of our Common Stock on the last trading day of 2008, $22.75 per share.

(3)	The number of performance units disclosed is based on the assumption that target performance goals will be achieved.

(4)	The payout value is calculated based on the closing market price per share of our Common Stock on the last trading day of 2008, $22.75 per share, and the assumption that target performance goals will be achieved.

(5)	The phantom units were granted pursuant to Mr. Boyce’s employment agreement, and vest on October 14, 2009.

(6)	The restricted shares were granted pursuant to Mr. Boyce’s employment agreement, and vest on January 1, 2011.

(7)	The options were granted on October 1, 2003 and were fully vested on the date of grant.

(8)	The options were granted on January 3, 2005 and vested in three equal annual installments beginning January 3, 2006.

(9)	The options were granted on March 1, 2005 and vest in three equal annual installments beginning March 1, 2006.

(10)	The options were granted on January 3, 2006 and vest in three equal annual installments beginning January 3, 2007.

(11)	The options were granted on January 3, 2007 and vest in three equal annual installments beginning January 3, 2008.

(12)	The options were granted on January 2, 2008 and vest in three equal annual installments beginning January 2, 2009.

(13)	The options were granted on January 1, 2001 and vest on July 1, 2010.

(14)	The options were granted on January 3, 2006 and vest on January 3, 2009.

(15)	The restricted shares were granted pursuant to Mr. Ford’s employment agreement, and vest in three equal installments on October 1, 2007, April 1, 2008 and April 1, 2009.

(16)	The restricted shares were granted pursuant to Mr. Ford’s employment agreement, and vest in three equal installments on March 6, 2007, March 6, 2010 and March 6, 2013.

(17)	The options were granted on March 6, 2007 and vest in three equal annual installments beginning March 6, 2008.

(18)	The options were granted on October 16, 2006 and vest in three equal annual installments on January 3, 2008, January 3, 2009 and January 3, 2010.

(19)	The options were granted on January 1, 2000 and vest on July 1, 2009.

(20)	The options were granted on July 14, 2008 and vest on July 14, 2012.

(21)	The restricted shares were granted on January 3, 2005 and vest on January 3, 2010. A portion of the award may be eligible for accelerated vesting upon achievement of certain predetermined performance goals per the award agreement.

(22)	The restricted shares were granted on January 3, 2006 and vest on January 3, 2011. A portion of the award may be eligible for accelerated vesting upon achievement of certain predetermined performance goals per the award agreement.

(23)	The restricted shares were granted on January 3, 2006, of which 4,068 vest on January 3, 2009 and 5,811 vest on January 3, 2010.

(24)	The restricted shares were granted on January 3, 2007, of which 1,665 vest on January 3, 2009, 3,885 vest on January 3, 2010, and 5,550 vest on January 3, 2011.

(25)	The restricted shares were granted on January 3, 2007, and vest on January 3, 2011.

(26)	The restricted shares were granted on January 2, 2008 and vest on January 2, 2011.

OPTION EXERCISES AND STOCK VESTED IN 2008

The following table sets forth detail about stock option exercises during 2008 and stock awards that vested during 2008 for each of the named executive officers. The options in this table were granted between January 2004 and January 2007. The stock awards are comprised of performance unit awards granted in 2006 and restricted stock awards granted in 2006 and 2007.

	Option Awards		Stock Awards
			Number of	Number of
	Number of		Shares Acquired	Shares Acquired
	Shares		on Vesting of	on Vesting of
	Acquired on	Value Realized	Performance	Restricted	Value Realized
	Exercise	on Exercise	Units	Shares	on Vesting
Name	(#)(1)	($)(2)	(#)(1)(3)	(#)(4)	($)(3)(5)

Gregory H. Boyce	100,641	7,494,398	29,921	—	783,031
Richard A. Navarre	79,797	2,775,600	31,087	—	813,557
Eric Ford	—	—	—	15,066	788,705
Sharon D. Fiehler	33,328	1,097,273	20,724	—	542,351
Alexander C. Schoch	10,641	258,655	4,145	—	108,470
Michael C. Crews	—	—	—	1,743	104,563

(1)	Numbers have been adjusted to reflect our 2-for-1 stock splits in March 2005 and February 2006. Any options exercised after the spin-off of Patriot on October 31, 2007 have also been adjusted for the spin-off.

(2)	The value realized was calculated based on the difference between the closing market price per share of our Common Stock on the date of exercise and the applicable exercise price.

(3)	Represents the number of shares of Common Stock delivered in January 2009 in connection with the payout of the performance unit awards granted in 2006 and vested on December 31, 2008.

(4)	Represents the number of shares of Common Stock delivered in connection with restrictions lifting from restricted stock grants that vested during 2008.

(5)	A detailed explanation of the value realized due to the payout of performance unit awards granted in 2006 is included in the Peabody Relative Performance for Performance Period Ended December 31, 2008 and Resulting Performance Unit Awards to Named Executive Officers table beginning on page 43.

Performance Unit Program

In January 2009, the named executive officers received payouts under the terms of performance unit awards granted in 2006 that vested on December 31, 2008 (described under “Performance Units” in the Compensation Discussion and Analysis section beginning on page 29). The value realized is shown in the “Stock Awards” column in the above table. These payouts were consistent with our stated executive compensation philosophy to create a clear link to shareholder value and to base compensation, in part, on relative external performance. Specifically, the percentage of these performance units earned was based on our TSR over the three-year performance period beginning January 3, 2006 and ended December 31, 2008, relative to the TSR of the Coal comparator group described on page 24 and the S&P MidCap 400 Index, and our Return on Invested Capital over the same period.

Over the three-year performance period, our TSR of -45.2% was the third highest in the Coal comparator group and was at the 29th percentile of the S&P MidCap 400 Index. The named executive officers were instrumental in leading us through this period of record EBITDA growth of 112% and safety improvement, which led to the safest years in our history.

The following tables set forth additional details regarding performance unit payouts earned by each of the named executive officers in 2008. The payouts to the named executive officers relate to performance units granted in 2006 and reflect our performance and stock price appreciation during the ensuing three-year performance period.

Peabody Relative Performance for Performance Period Ended December 31, 2008 and
Resulting Performance Unit Award Payouts to Named Executive Officers

The following table compares our TSR for the three-year period ended December 31, 2008 to the performance of the Coal comparator group and to the performance of the S&P MidCap 400 Index. Based on our relative performance, the named executive officers earned the following awards under the program:

				Peabody
		Peabody		Percentile
		Percentile		Ranking
		Ranking		Among		Percent of	Percent of
		Among Coal	Peabody	Index	Peabody	Award	Award
		Comparator	Ranking	Companies -	Ranking	Earned for	Earned for	Total	Target	Actual	Actual
		Group - Total	Among Coal	Total	Among	EBITDA	Total	Payout	Award	Award	Award
	Performance	Shareholder	Comparator	Shareholder	Index	ROIC	Shareholder	as a % of	Units	Value	Shares
Name	Period	Return	Group	Return(1)	Companies(1)	Targets	Return	Target	(#)(2)	($)(3)	(#)(4)

Gregory H. Boyce									38,426	783,031	29,921
	2006 - 2008	76.1%	3 of 9	28.5%	278 of 388	59.1%	122.0%	90.5%
Richard A. Navarre									39,924	813,557	31,087
Eric Ford	—	—	—	—	—	—	—	—	—	—	—
Sharon D. Fiehler									26,615	542,351	20,724
	2006 - 2008	76.1%	3 of 9	28.5%	278 of 388	59.1%	122.0%	90.5%
Alexander C. Schoch									5,323	108,470	4,145
Michael C. Crews	—	—	—	—	—	—	—	—	—	—	—

(1)	The index is designed to track the performance of companies included in the S&P MidCap 400.

(2)	Number of shares has been adjusted to reflect our 2-for-1 stock splits in March 2005 and February 2006, and to reflect the spin-off of Patriot on October 31, 2007.

(3)	The value of the awards was calculated based on the average closing price per share of our Common Stock for the four-week period ended December 31, 2008 ($22.51).

(4)	The actual shares awarded were calculated based on the closing price per share of our Common Stock on the settlement date, January 29, 2009 ($26.17).

PENSION BENEFITS IN 2008

Our frozen Salaried Employees Retirement Plan, or pension plan, is a “defined benefit” plan. The pension plan provides a monthly annuity to eligible salaried employees when they retire. An employee must have at least five years of service to be vested in the pension plan. A full benefit is available to a retiree at age 62. A retiree can begin receiving a benefit as early as age 55; however, a 4% reduction factor applies for each year a retiree receives a benefit prior to age 62.

We announced in February 1999 that the pension plan would be phased out beginning January 1, 2001. Certain transition benefits were introduced based on the age and service of the employee at December 31, 2000. Each of the applicable named executive officers has had the level of his or her pension benefits frozen. In all cases, final average earnings for retirement purposes are capped at December 31, 2000 levels.

An individual’s retirement benefit under the pension plan is equal to the sum of (1) 1.112% of the highest average monthly earnings over 60 consecutive months up to the “covered compensation limit” multiplied by the employee’s years of service, not to exceed 35 years, and (2) 1.5% of the average monthly earnings over 60 consecutive months over the “covered compensation limit” multiplied by the employee’s years of service, not to exceed 35 years. Under the plan, “earnings” include compensation earned as base salary and up to five annual incentive awards.

Listed below is the estimated present value of the current accumulated pension benefit under qualified and non-qualified plans as of December 31, 2008 for the named executive officers. The estimated present value was determined assuming the officer retires at age 62, the normal retirement age under the plan, using a discount rate of 6.90% and the RP 2000 White Collar Mortality with Mortality Improvements Projected to 2007 with Scale AA Table. Other material assumptions used in making the calculations are discussed in note 14 to our consolidated financial statements included in our 2008 Annual Report. The disclosed amounts are estimates only and do not necessarily reflect the actual amounts that will be paid to the executives, which will be known only at the time they become eligible for payment.

			Present
			Value of
		Number of Years	Accumulated	Payments in
		Credited Service	Benefit	2008
Name	Plan Name	(#)(1)	($)	($)

Gregory H. Boyce(2)	Salaried Employees Retirement Plan	—	—	—
Richard A. Navarre(3)	Salaried Employees Retirement Plan	7.8	172,977	—
Eric Ford(2)	Salaried Employees Retirement Plan	—	—	—
Sharon D. Fiehler(3)	Salaried Employees Retirement Plan	19.8	410,365	—
Alexander C. Schoch(2)	Salaried Employees Retirement Plan	—	—	—
Michael C. Crews(3)	Salaried Employees Retirement Plan	2.3	8,411	—

(1)	Due to the phase-out of our pension plan as described above, years of credited service may be less than years of actual service. Actual years of service for the officers eligible to participate in the pension plan are as follows: Mr. Navarre, 15.8; Ms. Fiehler, 27.8 and Mr. Crews, 10.3.

(2)	Messrs. Boyce, Ford and Schoch are not eligible to receive benefits under our pension plan because their employment with us began after the phase-out of the plan.

(3)	Under the terms of the phase-out, Mr. Navarre’s, Ms. Fiehler’s and Mr. Crews’ pension benefits were frozen as of December 31, 2000, and years of credited service, for the purpose of the pension plan, ceased to accrue.

NONQUALIFIED DEFERRED COMPENSATION IN 2008

The following table sets forth detail about the nonqualified deferred compensation in 2008 for the named executive officers.

							Aggregate
		Executive	Company		Aggregate	Aggregate	Balance as of
		Contributions in	Contributions in		Earnings in	Withdrawals /	December 31,
		2008	2008		2008	Distributions	2008
Name	Plan Name	($)	($)		($)	($)	($)

Gregory H. Boyce	Excess Defined Contribution Retirement Plan	54,877	49,425	(1)	(203,332)	—	400,273

	Excess Defined Contribution Retirement Plan — Performance Contribution	—	22,950	(2)	—	—

	Employment Agreement(3)	—	—			—	800,000

Richard A. Navarre	Excess Defined Contribution Retirement Plan	35,000	30,000	(1)	23,394	—	506,552
	Excess Defined Contribution Retirement Plan — Performance Contribution	—	13,200	(2)	—	—

Eric Ford	Excess Defined Contribution Retirement Plan	26,325	26,325	(1)	(19,301)	—	84,804

	Excess Defined Contribution Retirement Plan — Performance Contribution	—	12,750	(2)	—	—

	Employment Agreement(3)	—	—			—	800,000

Sharon D. Fiehler	Excess Defined Contribution Retirement Plan	21,625	12,975	(1)	(80,340)	—	173,872

	Excess Defined Contribution Retirement Plan — Performance Contribution	—	6,300	(2)	—	—

Alexander C. Schoch	Excess Defined Contribution Retirement Plan	21,525	8,610	(1)	(9,875)	—	49,054

	Excess Defined Contribution Retirement Plan — Performance Contribution	—	4,260		—	—

Michael C. Crews	Excess Defined Contribution Retirement Plan	—	—	—	—	—	—

	Excess Defined Contribution Retirement Plan — Performance Contribution	—	—	—	—	—

(1)	The amounts reported for the Excess Defined Contribution Retirement Plan are also included in the “All Other Compensation” column for 2008 in the Summary Compensation Table on page 35 and in the “Annual 401(k) Matching and Performance Contributions” column of the All Other Compensation table on page 36.

(2)	The aggregate balances as of December 31, 2008 reported for the Excess Defined Contribution Retirement Plan for the named executive officers includes these amounts that were previously reported in the 2008 Summary Compensation Table as compensation for 2007.

(3)	The amounts reported for Messrs. Boyce and Ford are discussed under the caption “Employment Agreements” in the Compensation Discussion and Analysis section beginning on page 32.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The table below reflects the amount of compensation that would have been payable to the named executive officers in the event of termination of such executive’s employment, including certain benefits upon a change in control of us, pursuant to the terms of their employment agreements and long-term incentive agreements. The amounts shown assume a termination effective as of December 31, 2008, including a gross-up for certain taxes in the event that any payment made in connection with the change in control was subject to the excise tax imposed by Section 4999 of the Internal Revenue Code. The actual amounts that would be payable can be determined only at the time of the executive’s termination. The amount of compensation payable to each executive upon retirement is not included in the table, as none of the executives was eligible for retirement (age 55, with 10 years of service) as of December 31, 2008.

Potential Payments Upon Termination or Change in Control

				Accelerated
			Other	Vesting/Earnout
	Cash	Benefits	Cash	of Unvested Equity	Excise Tax
	Severance	Continuation	Payment	Compensation(1)	Gross-Up(2)	TOTAL

Gregory H. Boyce

“For Cause” Termination	$0	$0	$0	$0	n/a	$0

Voluntary Termination(3)	0	0	0	728,000	n/a	728,000

Death or Disability(4)	0	0	2,869,375	6,129,089	n/a	8,998,464

Involuntary Termination “Without Cause” or “For Good Reason”(5)	8,318,166	56,815	2,869,375	6,723,566	n/a	17,967,922

Involuntary Termination Related to a Change in Control(5,6)	8,318,166	56,815	2,869,375	6,723,566	0	17,967,922

Richard A. Navarre

“For Cause” Termination or Voluntary Termination(3)	$0	$0	$76,923	$0	n/a	$76,923

Death or Disability(4)	0	0	1,193,823	939,526	n/a	2,133,349

Involuntary Termination “Without Cause” or “For Good Reason”(5)	3,424,723	37,391	1,193,823	488,357	n/a	5,144,294

Involuntary Termination Related to a Change in Control(5,6)	3,424,723	37,391	1,193,823	2,479,910	0	7,135,847

Eric Ford

“For Cause” Termination or Voluntary Termination(3)	$0	$0	$0	$0	n/a	$0

Death or Disability(4)	0	0	1,718,000	1,360,921	n/a	3,078,921

Involuntary Termination “Without Cause” or “For Good Reason”(5)	2,933,105	37,292	1,718,000	955,329	n/a	5,643,726

Involuntary Termination Related to a Change in Control(5,6)	2,933,105	37,292	1,718,000	955,329	0	5,643,726

Sharon D. Fiehler

“For Cause” Termination or Voluntary Termination(3)	$0	$0	$62,769	$0	n/a	$62,769

Death or Disability(4)	0	0	656,770	459,263	n/a	1,116,033

Involuntary Termination “Without Cause” or “For Good Reason”(5)	1,987,134	24,879	656,770	246,373	n/a	2,915,156

Involuntary Termination Related to a Change in Control(5,6)	1,987,134	24,879	656,770	2,008,437	0	4,677,220

Alexander C. Schoch

“For Cause” Termination or Voluntary Termination(3)	$0	$0	$0	$0	n/a	$0

Death or Disability(4)	0	0	0	290,093	n/a	290,093

Involuntary Termination “Without Cause” or “For Good Reason”(5)	769,633	6,784	0	155,555	n/a	931,972

Involuntary Termination Related to a Change in Control(5,6)	769,633	6,784	0	155,555	0	931,972

Michael C. Crews

“For Cause” Termination or Voluntary Termination(3)	$0	$0	$0	$0	n/a	$0

Death or Disability(4)	0	0	$368,922	164,983	n/a	533,905

Involuntary Termination “Without Cause” or “For Good Reason”(5)	1,221,270	32,050	$368,922	54,994	n/a	1,677,236

Involuntary Termination Related to a Change in Control(5,6)	1,221,270	32,050	$368,922	180,602	511,020	2,313,864

(1)	Reflects the value the named executive officer could realize as a result of the accelerated vesting of any unvested stock option awards, based on the spread between the applicable option exercise price and stock price on the last business day of 2008, $22.75. The value realized is not and would not be our liability.

(2)	Includes excise tax, plus the effect of 35% federal income taxes, 6% state income taxes, and 1.45% FICA-HI taxes on the excise tax.

(3)	For all named executive officers except Mr. Boyce, the compensation payable would include accrued but unused vacation. Mr. Boyce’s compensation payable in the event of voluntary termination would include a) accrued but unused vacation ($0 as of December 31, 2008), and b) the prorated value of outstanding restricted shares as determined by his October 1, 2003 restricted stock grant agreement. “For Cause” means (1) any material and uncorrected breach by the executive of the terms of his or her employment agreement, including but not limited to engaging in disclosure of secret or confidential information, (2) any willful fraud or dishonesty of the executive involving our property or business, (3) a deliberate or willful refusal or failure to comply with any major corporate policies which are communicated in writing or (4) the executive’s conviction of, or plea of no contest to any felony if such conviction shall result in imprisonment or, in the case of Mr. Crews, has a material detrimental effect on our reputation or business.

(4)	For all named executive officers except Mr. Boyce, compensation payable upon Death or Disability would include (a) accrued but unused vacation, (b) earned but unpaid annual incentive for year of termination, (c) 100% payout of outstanding performance units based on actual performance to the date of termination, and (d) the value an executive could realize as a result of the accelerated vesting of any unvested stock option awards, per the terms of the executive’s stock option grant agreement. Mr. Boyce’s compensation payable upon Death or Disability would include (a) accrued but unused vacation, (b) earned but unpaid annual incentive for year of termination, (c) 100% payout of outstanding performance units based on actual performance to the date of termination, (d) the value Mr. Boyce would realize as a result of the accelerated vesting of any unvested stock option awards, per the terms of his stock option grant agreement, (e) a lump sum of $800,000, (f) deferred compensation equal to the fair market value of 86,602 shares of Common Stock on the date of termination, and (g) the fair market value on the date of termination of 100,000 restricted shares of Common Stock for which vesting would accelerate. For 2008, the earned but unpaid annual incentive was equal to 100% of the sum of the non-equity incentive plan and bonus compensation, as shown in the Summary Compensation Table on page 35, and payout of performance units reflects the values for the 2007 and 2008 performance units based on actual performance as of December 31, 2008. Amounts do not include life insurance payments in the case of death.

(5)	For all named executive officers except Messrs. Boyce and Schoch, the compensation payable would include (a) severance payments of two times base salary, (b) a payment equal to two times the average of the actual annual incentives paid in the three prior years, (c) a payment equal to two times 6% of base salary to compensate for Company contributions the executive otherwise might have received under our retirement plan, (d) earned but unpaid annual incentive for year of termination, (e) continuation of benefits for two years, and (f) prorated payout of outstanding performance units based on performance to the date of termination. Mr. Boyce’s compensation payable would include (a) severance payments of three times base salary, (b) a payment equal to three times the average of the actual annual incentives paid in the three prior years, (c) a payment equal to three times 6% of base salary to compensate for Company contributions he otherwise might have received under our retirement plan, (d) earned but unpaid annual incentive for year of termination, (e) continuation of benefits for three years, (f) prorated payout of outstanding performance units based on performance to the date of termination, (g) a lump sum of $800,000, (h) deferred compensation equal to the fair market value of 86,602 shares of Common Stock on the date of termination, and (i) the fair market value on the date of termination of 164,951 restricted shares of Common Stock, which would accelerate vest. Mr. Schoch’s compensation payable would include (a) severance payments of one times base salary, (b) a payment equal to one times the average of the actual annual incentives paid in the three prior years, (c) a payment equal to one times 6% of base salary to compensate for Company contributions he otherwise might have received under our retirement plan, (d) earned but unpaid annual incentive for year of termination, (e) continuation of benefits for one year, and (f) prorated payout of outstanding performance units based on performance to the date of termination.

(6)	A portion of the value payable upon a change in control to Messrs. Navarre and Crews and Ms. Fiehler is attributable to stock options granted to them prior to our May 2001 initial public offering. Additional detail about the LBO grants is set forth in the Outstanding Equity Awards at 2008 Fiscal Year End table beginning on page 37.

DIRECTOR COMPENSATION

Compensation of non-employee directors for 2008 was comprised of cash compensation, consisting of annual board and committee retainers and equity compensation. In 2008, the company began granting equity compensation in the form of deferred stock units, rather than in stock options and restricted stock as in prior years. Each of these components is described below in more detail.

Any director who is also our employee receives no additional compensation for serving as a director.

Annual Board and Committee Retainers

In 2008, non-employee directors received an annual cash retainer of $85,000. Non-employee directors who served on more than one committee received an additional annual $10,000 cash retainer.

The Audit Committee Chairperson received an additional annual $15,000 cash retainer, and the other Audit Committee members received additional annual $5,000 cash retainers. The Chairpersons of the Compensation and Nominating and Corporate Governance Committees each received an additional annual $10,000 cash retainer.

We pay travel and accommodation expenses of our non-employee directors to attend meetings and other corporate functions. Non-employee directors do not receive meeting attendance fees. Non-employee directors may be accompanied by a spouse/partner when traveling on company business on the corporate aircraft.

Annual Equity Compensation

Non-employee directors received annual equity compensation valued at $90,000 in 2008, awarded in deferred stock units (based on the fair market value of our Common Stock on the date of grant). The deferred stock unit awards vest on the first anniversary of the date of grant and are converted into shares of our Common Stock on the specified distribution date elected by each non-employee director. In the event of a change in control of the Company (as defined in our Long-Term Equity Incentive Plan), any unvested deferred stock units will vest. The deferred stock unit awards also provide for vesting in the event of death or disability or separation from service due to the non-employee director reaching the end of his or her elected term and either (a) being ineligible to run for an additional term on the Board as a result of reaching age seventy-five (75) or (b) having completed three years of service as a non-employee director and the current Board term for which he or she was elected.

The total 2008 compensation of our non-employee directors is shown in the following table. Mrs. Keeth is not included in this table as she was not appointed to the Board until March 2009.

Non-Employee Director Compensation for 2008

	Fees Earned	Stock	Option	All Other
	or Paid in	Awards	Awards	Compensation
Name	Cash ($)	($)(1)(2)(3)	($)(1)(4)	($)(5)	Total ($)

William A. Coley	95,000	114,999	28,681	—	238,680
Henry Givens, Jr.(6)	42,500	127,499	49,001	—	219,000
William E. James	85,000	114,999	28,681	—	228,680
Robert B. Karn III*	110,000	114,999	28,681	—	253,680
Henry E. Lentz	95,000	114,999	28,681	—	238,680
William C. Rusnack*	110,000	114,999	28,681	225	253,905
James R. Schlesinger(6)	42,500	127,499	49,001	—	219,000
Blanche M. Touhill*	95,000	114,999	28,681	—	238,680
John F. Turner	95,000	123,332	30,922	—	249,254
Sandra Van Trease	90,000	114,999	28,681	—	233,680
Alan H. Washkowitz	100,000	114,999	28,681	—	243,680

*	Committee Chair

(1)	Amounts in the Stock Awards and Option Awards columns represent the respective amounts of expense recognized for financial statement reporting purposes in 2008 in accordance with FAS 123R. For all non-employee directors the grant date fair value for deferred stock unit awards determined under FAS 123R for financial reporting purposes was $90,000. A discussion of the relevant fair value assumptions is set forth in note 17 to our consolidated financial statements included in our 2008 Annual Report. We caution that the amount ultimately realized from the stock and option awards will likely vary based on a number of factors, including our actual operating performance, stock price fluctuations and the timing of exercises (in the case of options only) and sales.

(2)	As of December 31, 2008, the aggregate number of unvested restricted stock awards outstanding for each non-employee director, except Dr. Givens and Dr. Schlesinger, was 1,861.

(3)	As of December 31, 2008, the aggregate number of unvested deferred stock unit awards for each non-employee director, except Dr. Givens and Dr. Schlesinger, was 1,435.

(4)	As of December 31, 2008, the aggregate number of option awards outstanding for each non-employee director was as follows: Mr. Coley, 16,377; Dr. Givens, 7,521; Mr. James, 12,046; Mr. Karn, 23,972; Mr. Lentz, 16,377; Mr. Rusnack, 31,745; Dr. Schlesinger, 31,745; Dr. Touhill, 4,315; Mr. Turner, 7,413; Ms. Van Trease, 12,046; and Mr. Washkowitz, 16,377.

(5)	Includes the aggregate incremental cost of use of corporate aircraft as determined on a per flight basis, including the cost of fuel, landing fees, the cost of in-flight meals, sales tax, crew expenses, the hourly cost of aircraft maintenance for the applicable number of flight hours, and other variable costs specifically incurred. Amounts represent trips where a spouse/guest accompanied a non-employee director on corporate aircraft for company business purposes.

(6)	On May 8, 2008, Dr. Givens and Dr. Schlesinger both retired pursuant to our mandatory retirement policy for non-employee directors.

Under our share ownership guidelines for directors, each non-employee director is encouraged to acquire and retain Common Stock having a value equal to at least three times his or her base annual retainer. Non-employee Directors are encouraged to meet these ownership levels within three years after joining the Board.

The following table summarizes the ownership of our Common Stock as of June 30, 2008, December 31, 2008 and January 30, 2009 by each of our non-employee directors. Mrs. Keeth is not included in this table as she was not appointed to the Board until March 2009.

				Ownership Relative to
				Annual Retainer (2)

		Ownership
	Year First	Guidelines,
	Elected to	Relative to Annual		June 30,		December 31,		January 30,
Name(1)	the Board	Retainer(2)		2008		2008		2009

William A. Coley	2004	3.0	x	8.1	x	2.1	x	3.3	x
William E. James	2001	3.0	x	11.2	x	8.2	x	10.0	x
Robert B. Karn III	2003	3.0	x	19.7	x	5.1	x	6.7	x
Henry E. Lentz	1998	3.0	x	7.8	x	2.0	x	3.2	x
William C. Rusnack	2002	3.0	x	11.3	x	2.9	x	4.2	x
Blanche M. Touhill	2001	3.0	x	11.3	x	10.3	x	12.3	x
John F. Turner	2005	3.0	x	5.1	x	1.3	x	2.4	x
Sandra Van. Trease	2003	3.0	x	19.3	x	5.0	x	6.5	x
Alan H. Washkowitz	1998	3.0	x	7.8	x	2.0	x	3.2	x

(1)	Mr. Boyce’s stock ownership is shown in the table for the named executive officers.

(2)	Includes deferred stock units. Value is calculated based on the closing market price per share of our Common Stock on the last trading day of 2008, $22.75. The base annual retainer for the non-employee directors in 2008 was $85,000.

Stock ownership relative to guidelines varies from time to time due to changes in our stock price. Our stock price (and therefore our stock ownership relative to guidelines) has been significantly affected by the current global economic downturn and disruptions in the financial markets.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information regarding the securities authorized for issuance under our equity compensation plans as of December 31, 2008.

Number of Securities
	Number of Securities				Remaining Available for
	to be Issued		Weighted-Average		Future Issuance Under
	Upon Exercise of		Exercise Price of		Equity Compensation Plans
	Outstanding Options,		Outstanding Options,		(Excluding Securities
	Warrants and Rights		Warrants and Rights		Reflected in Column (a))
Plan Category	(a)		(b)		(c)

Equity compensation plans approved by security holders	3,743,551	(1)	$17.8427	(2)	16,350,286	(3)

Equity compensation plans not approved by security holders	—		—		—

Total	3,743,551		$17.8427		16,350,286

(1)	Includes 86,602 shares issuable pursuant to outstanding phantom shares and 406,092 shares issuable pursuant to outstanding performance units.

(2)	The weighted average exercise price shown in the table does not take into account outstanding phantom shares or performance units.

(3)	Includes 2,841,707 shares available for issuance under our US Employee Stock Purchase Plan and 1,000,000 shares available for issuance under our Australia Employee Stock Purchase Plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Messrs. Coley, Karn, Lentz and Turner currently serve on the Compensation Committee. None of these committee members is employed by the Company.

POLICY FOR APPROVAL OF RELATED PERSON TRANSACTIONS

Pursuant to a written policy adopted by our Board of Directors, the Nominating & Corporate Governance Committee is responsible for reviewing and approving all transactions between us and certain “related persons,” such as our executive officers, directors and owners of more than 5% of our voting securities. In reviewing a transaction, the Committee considers the relevant facts and circumstances, including the benefits to us, any impact on director independence and whether the terms are consistent with a transaction available on an arms-length basis. Only those related person transactions that are determined to be in (or not inconsistent with) our best interests and the best interests of our shareholders are permitted to be approved. No member of the Committee may participate in any review of a transaction in which the member or any of his or her family members is the related person. A copy of the policy can be found on our website (www.peabodyenergy.com) by clicking on “Investors,” then “Corporate Governance,” and then “Nominating and Corporate Governance Committee Charter” and is available in print to any shareholder who requests it. Information on our website is not considered part of this Proxy Statement.

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
(ITEM 2)

The Board of Directors has, upon the recommendation of the Audit Committee, appointed Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009, subject to ratification by our shareholders. While the Audit Committee is responsible for the appointment, compensation, retention, termination and oversight of the independent registered public accounting firm, the Audit Committee and the Board are requesting, as a matter of policy, that the shareholders ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm. The Audit Committee is not required to take any action as a result of the outcome of the vote on this proposal. However, if our shareholders do not ratify the appointment, the Audit Committee may investigate the reasons for shareholder rejection and may consider whether to retain Ernst & Young LLP or to appoint another independent registered public accounting firm. Furthermore, even if the appointment is ratified, the Audit Committee in its discretion may appoint a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our best interests and the best interests of our shareholders.

Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. Such representatives will have an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions by shareholders. For additional information regarding our relationship with Ernst & Young LLP, please refer to “Report of the Audit Committee” and “Fees Paid to Independent Registered Public Accounting Firm” on pages 13 and 14.

The Board of Directors recommends that you vote “For” Item 2, which ratifies the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009.

REAPPROVAL OF THE MATERIAL TERMS OF THE PERFORMANCE MEASURES
UNDER OUR 2004 LONG-TERM EQUITY INCENTIVE PLAN
(ITEM 3)

We are asking shareholders to reapprove the material terms of the performance measures used for performance-based awards granted under our 2004 Long-Term Equity Incentive Plan (the “Plan”) to preserve our ability to take a U.S. federal tax deduction for certain compensation awards.

Section 162(m) of the Internal Revenue Code the (“Code”) generally imposes an annual limit of $1.0 million on the tax deduction that is available to public companies for compensation paid to each of the chief executive officer and the other three most highly compensated executive officers, other than the chief financial officer, unless the compensation is performance-based. In order to qualify for this exception, however, the performance-based compensation must be paid based on the achievement of one or more performance measures that have been disclosed to and approved by the company’s shareholders within the past five years. The performance measures used for performance-based awards under the Plan were last approved by our shareholders in May 2004. Therefore these measures, which have not changed since they were previously approved by shareholders, must be reapproved this year in order to maintain our ability to grant awards under the Plan that are eligible for deduction as compensation expense in our U.S. Federal tax returns.

For purposes of Section 162(m), the material terms of the performance measures include (i) the employees eligible to receive compensation under the Plan, (ii) a description of the business criteria on which the performance measures are based, and (iii) the maximum amount of compensation that can be paid to a participant under the Plan. These aspects of the Plan are discussed below.

Our shareholders are being asked only to reapprove the material terms of the performance measures included in the Plan. Note that we are not asking shareholders to reapprove the Plan itself or to authorize additional shares of Common Stock for issuance under the Plan.

Summary of the Plan

The main features of the Plan are described below. The following summary is qualified by reference to the full text of the Plan, which is attached as Appendix A to this Proxy Statement.

Administration

The Plan is administered by the Board or the Compensation Committee of the Board, as the Board determines (the “Administrator”). The Administrator has sole discretion over determining persons eligible to participate in the Plan and the terms of awards issued under the Plan. Subject to the provisions of the Plan, the Administrator has the exclusive authority to interpret and administer the Plan, to establish rules relating to the Plan, to delegate some or all of its authority under the Plan and to take all other actions in connection with the Plan and benefits granted under the Plan as the Administrator may deem necessary or advisable.

Shares Reserved Under the Plan

An aggregate number of 14,000,000 shares (split-adjusted) of Common Stock were initially reserved for issuance under the Plan, although only a maximum of 1,600,000 shares (split-adjusted) of Common Stock (or units) underlying awards may be granted to any individual in any one calendar year. Shares of Common Stock underlying expired, canceled or forfeited awards shall be added back into the number of shares available for issuance under the Plan (“Plan Maximum”). When the delivery of shares of Common Stock to us is used by a participant to pay for the exercise price of stock options, the Plan Maximum will be reduced by the net (rather than the gross) number of shares of Common Stock issued pursuant to such exercise. In the event of a stock dividend, stock split, recapitalization, combination or exchange of shares, sale of all or substantially all of our assets, reorganization, rights offering, partial or complete liquidation or other event having an effect similar to any of the foregoing, the Administrator may make appropriate substitutions or adjustments to the (1) number and kind of shares that may be delivered under the Plan; (2) additional maximums imposed in the Plan; (3) number and kind of shares subject to outstanding awards; (4) exercise price of outstanding stock options and SARs; or (5) other terms of awards as it deems appropriate to equitably reflect such event.

Participants

The persons eligible to participate in the Plan are our officers and key employees and the officers and key employees of any of our subsidiaries. The approximate number of eligible participants was 270 as of March 1, 2009. As of that date, 9,425,953 shares of Common Stock remained available for grants of future awards under the Plan. The Administrator shall consider the factors it deems pertinent in selecting participants and in determining the type and amount of their respective awards.

Types of Awards

The Plan is a flexible plan that provides the Administrator broad discretion to fashion the terms of awards to provide eligible recipients with such stock-based and performance-related incentives as the Administrator deems appropriate. The Plan permits the issuance of awards in a variety of forms, including (1) stock appreciation rights (“SARs”); (2) restricted stock; (3) incentive stock options; (4) nonqualified stock options; (5) stock units; and (6) performance awards.

Stock Appreciation Rights

A SAR is a right to receive all or a portion of the difference between the fair market value of a share of Common Stock at the time of exercise of the SAR and the exercise price of the SAR established by the Administrator, subject to the terms and conditions set forth in a SAR agreement. With respect to any SAR grant, the Administrator may not establish a period of restriction or vesting period of less than two years following the date such SAR is granted, subject to such accelerated vesting or lapse of restriction on the basis of death, Disability, Change of Control or Recapitalization Event (each as defined in the Plan). A SAR may be exercised (i) in lieu of the exercise of an option, (ii) in conjunction with the exercise of an option, (iii) upon lapse of an option, (iv) independently of an option, or (v) in connection with a previously awarded option under the Plan. The Administrator shall establish, at the time of grant, a maximum amount payable upon exercise of a SAR along with other conditions on the exercise of a SAR. A SAR will be exercisable not later than 10 years after the date it is granted and will expire in accordance with the terms established by the Administrator. In addition, no SAR may be granted under the Plan that has an exercise price that is less than the Fair Market Value of a share of Common Stock on the date of grant.

Restricted Stock

Shares of Common Stock may be issued or transferred under the Plan at a purchase price less than fair market value on the date of issuance or transfer, or as a bonus subject to the terms of a restricted stock agreement (“Restricted Stock”). For Restricted Stock issued or transferred under the Plan, the Administrator will determine the purchase price, if any, the restricted period, the restrictions themselves (including, without limitation, restrictions on sale or disposition, reacquisition rights of the Company, forfeiture or vesting requirements) and how the Restricted Stock is to be delivered. With respect to any Restricted Stock grant, the Administrator may not establish a period of restriction or vesting period of less than two years following the date such Restricted Stock is granted, subject to such accelerated vesting or lapse of restriction on the basis of death, Disability, Change of Control or Recapitalization Event. Unless otherwise provided by the Administrator, the participant shall be entitled to the dividends paid with respect to the Restricted Stock during the restricted period. The participant shall also be entitled to vote the Restricted Stock during the restricted period.

Incentive Stock Options

Incentive stock options (“ISOs”) meet the requirements of Section 422 of the Code. The exercise period for any ISO granted under the Plan will be determined by the Administrator, provided that no ISO may be exercisable more than 10 years after the date such ISO is granted or 5 years from the date of grant in the case of an ISO granted to a 10% or more stockholder of the Company. The exercise price for ISOs granted under the Plan will be determined by the Administrator, provided that the option price per share may not be less than the fair market value per share on the date the ISO is granted. For an option intended to qualify as an ISO that is to be granted to a party that is a 10% or more stockholder of the Company, the exercise price per share may not be less than 110% of the fair market value per share of the Common Stock on the grant date. The exercise price of an ISO may be paid in cash or, in the Administrator’s discretion, (i) by delivering Common Stock already owned by the participant for a period of 6 months prior to such payment, (ii) unless prohibited by law, by using shares of Common Stock that would otherwise have been received by the participant upon exercise of the option or (iii) by a combination of any of the foregoing (subject to restrictions provided in the option agreement).

Non-qualified Stock Options

Non-qualified stock options (“NQSOs”) are stock options to purchase Common Stock that do not qualify as ISOs. NQSOs are issued at exercise prices determined by the Administrator and are subject to the terms of an option agreement, provided that the exercise price of a NQSO must not be less than 100% of the fair market value of the underlying shares of Common Stock on the date the NQSO is granted. Like ISOs, the exercise price for NQSOs may be paid in cash or, in the Administrator’s discretion, (i) by delivering Common Stock already owned by the participant for a period of 6 months prior to such payment, (ii) unless prohibited by law, by using shares of Common Stock that would otherwise have been received by the participant upon exercise of the option or (iii) by a combination of any of the foregoing (subject to restrictions provided in the option agreement).

Stock Units

Stock Units represent the right to receive shares of Common Stock from us at a designated time in the future, subject to terms and conditions as may be set forth in a stock unit agreement. With respect to any Stock Unit grant, the Administrator may not establish a period of restriction or vesting period of less than two years following the date such Stock Unit is granted, subject to such accelerated vesting or lapse of restriction on the basis of death, Disability, Change of Control or Recapitalization Event. The recipient generally does not attain the rights of a stockholder until receipt of the shares. The Administrator may provide for payments in cash, or adjustment in the number of stock units, equivalent to the dividends the recipient would have received if the recipient had been the owner of shares of Common Stock instead of the stock units.

Performance Awards

The Administrator is authorized to condition any type of award or cash payment on our performance utilizing business criteria or other measures of our performance it deems appropriate. With respect to any Performance Award grant, the Administrator may not establish a period of restriction or vesting period of less than two years following the date such Performance Award is granted, subject to such accelerated vesting or lapse of restriction on the basis of death, Disability, Change of Control or Recapitalization Event.

With respect to Performance Awards that are intended to qualify as “performance-based compensation” for purposes of Section 162(m) of the Code, the Administrator may utilize one or more of the following business criteria for us in establishing the performance goals for such Performance Award: (1) total stockholder return; (2) total stockholder return as compared to total return (on a comparable basis) of a publicly-available index or peer group; (3) net income; (4) pre-tax earnings; (5) earnings before interest expense, taxes, depreciation and amortization (EBITDA); (6) pre-tax operating earnings after interest expense and before bonuses, service fees and extraordinary or special items; (7) operating margin; (8) earnings per share; (9) return on equity; (10) return on capital; (11) return on investment; (12) operating income; (13) earnings per share; (14) working capital; (15) total revenues; and (16) value creation measures.

Merger, Consolidation, Acquisition or Reorganization

The Board, on the terms and conditions as it may deem appropriate, may authorize the issuance of awards or the assumption of benefits in connection with any merger, consolidation, acquisition of property or stock, or reorganization.

Nontransferability

Awards granted under the Plan may not be transferred other than by will or the laws of descent and distribution, except that NQSOs may be transferred, without consideration, to a Permitted Transferee (as defined in the Plan).

Duration

Unless the Plan is discontinued earlier by the Board, no award shall be granted on or after January 26, 2014.

Amendments; Prohibitions

Unless stockholder approval is required by law, agreement, or any applicable listing standards, the Board may amend, alter or discontinue the Plan, other than any amendment, alteration or discontinuation that would impair the rights of a recipient of an award under the Plan, without the recipient’s consent (except an amendment made to avoid an expense charge to us or to permit us to take a deduction in compliance with the Code). In addition, neither the Board nor the Administrator will be permitted to (i) amend an option to reduce its exercise price, (ii) cancel an option and regrant an option with a lower exercise price than the original exercise price of the cancelled option, or (iii) take any other action (whether in the form of an amendment, cancellation or replacement grant) that has the effect of repricing an option.

U.S. Federal Income Tax Consequences

The following summary of some of the U.S. Federal income tax consequences of awards made under the Plan is based on the laws in effect as of the date of this Proxy Statement. It is general in nature and does not account for numerous circumstances that that may apply to a particular participant in the Plan. In addition, the state or local income tax consequences of a Plan award might be different than the Federal income tax consequences described below.

Stock Appreciation Rights

Participant

Generally, a participant receiving a stock appreciation right does not realize any taxable income for Federal income tax purposes at the time of grant. Upon the exercise of a stock appreciation right, the participant will generally recognize ordinary income in an amount equal to the amount of cash or the fair market value of the Common Stock distributed to the participant. The participant will have a capital gain (or loss) upon a subsequent sale of shares of common stock received in an amount equal to the sale price reduced by the fair market value of the shares of common stock on the date the stock appreciation right was exercised. The holding period for purposes of determining whether the capital gain (or loss) is a long-term or short-term capital gain (or loss) will generally commence on the date the stock appreciation right is exercised.

The Company

We generally will be entitled to a tax deduction in the same amount and in the same year in which the participant recognizes ordinary income resulting from the exercise of stock appreciation rights.

Stock Awards

Participant

Generally, a participant receiving a stock award will recognize taxable income at the time of grant of a stock award of unrestricted shares. The taxable income will be equal to the excess of the fair market value of the unrestricted shares on the grant date over any amount the participant pays for the unrestricted shares. Generally, a participant will not recognize taxable income at the time of grant of a stock award of restricted shares. However, a participant may make an election under section 83(b) of the Code (“Section 83(b)”) to be taxed at the time of the stock award. If a participant does not elect under Section 83(b) to recognize income at the time of the stock award, the participant will recognize taxable income at the time of vesting. The taxable income will be equal to the excess of the fair market value of the restricted shares at the time the shares vest over any amount the participant paid for the restricted shares. A participant may elect under Section 83(b) to include as ordinary income in the year of the stock award an amount equal to the excess of the fair market value of the shares on the transfer date over any purchase price paid for the shares. The fair market value of the shares will be determined as if the shares were not subject to forfeiture. If a participant makes the Section 83(b) election, the participant will not recognize any additional income when the shares vest. Any appreciation in the value of the restricted shares after the award is not taxed as compensation, but instead as a capital gain when the restricted shares are sold or transferred. If the participant makes a Section 83(b) election and the restricted shares are later forfeited, the participant is not entitled to a tax deduction or a refund of the tax already paid. The Section 83(b) election must be filed with the IRS within 30 days following the date the shares are awarded to a participant. The 83(b) election generally is not revocable and cannot be made after the 30-day period has expired. Dividends received on restricted shares subject to a Section 83(b) election are taxed as dividends instead of compensation.

The Company

We generally will be entitled to an income tax deduction equal to the amount of ordinary income a participant recognizes in connection with a stock award. The deduction will generally be allowed for the taxable year in which the participant recognizes such ordinary income.

Incentive Stock Options

Participant

Generally, a participant will not realize any taxable income for Federal income tax purposes at the time an ISO is granted. Upon exercise of the ISO, the participant will generally incur no income tax liability (other than pursuant to the alternative minimum tax, if applicable), unless the participant has left our employ more than three months before exercising the option. If the participant transfers shares of Common Stock received upon the exercise of an incentive stock option within a period of two years from the date of grant of such incentive stock option or one year from the date of receipt of the shares of common stock (the “Holding Period”), then, in general, the participant will have taxable ordinary income in the year in which the transfer occurs in an amount equal to the excess of the fair market value on the date of exercise over the exercise price. However, if the sale price is less than the fair market value of such shares on the date of exercise, the ordinary income will not be more than the difference between the sale price and the exercise price. The participant will have long-term or short-term capital gain (or loss) in an amount equal to the amount by which the amount received for such common stock exceeds (or is less than) the participant’s tax basis in the common stock as increased by the amount of any ordinary income recognized as a result of the disqualifying disposition, if any. If the participant transfers the shares of common stock after the expiration of the Holding Period, he or she will recognize capital gain (or loss) equal to the difference between the sale price and the exercise price.

If a participant who exercises an incentive stock option pays the option exercise price by tendering shares of Common Stock, such participant will generally incur no income tax liability (other than pursuant to the alternative minimum tax, if applicable), provided any Holding Period requirement for the tendered shares is met. If the tendered stock was subject to the Holding Period requirement when tendered (i.e., had not been held for the entire Holding Period), payment of the exercise price with such stock constitutes a disqualifying disposition. If the participant pays the exercise price by tendering Common Stock and the participant receives back a larger number of shares, the participant’s basis in the number of shares of newly acquired stock equal to the number of shares delivered as payment of the exercise price will have a tax basis equal to that of the shares originally tendered, increased, if applicable, by an amount included in the participant’s gross income as compensation. The additional newly acquired shares upon exercise of the option will have a tax basis of zero. All stock acquired upon exercise will be subject to the Holding Period requirement, including the number of shares equal to the number tendered to pay the exercise price. Any disqualifying disposition will be deemed to be a disposition of stock with the lowest basis.

The Company

We will not be entitled to a tax deduction upon grant, exercise or subsequent transfer of shares of common stock acquired upon exercise of an incentive stock option, provided that the participant holds the shares received upon the exercise of such option for the Holding Period. If the participant transfers the common stock acquired upon the exercise of an incentive stock option prior to the end of the Holding Period, we will generally be entitled to a deduction at the time the participant recognizes ordinary income in an amount equal to the amount of ordinary income recognized by such participant as a result of such transfer.

Nonqualified Stock Options

Participant

Generally, a participant receiving a nonqualified stock option does not realize any taxable income for federal income tax purposes at the time of grant. Upon exercise of such option, the excess of the fair market value of the shares of common stock subject to the nonqualified stock option on the date of exercise over the exercise price will generally be taxable to the participant as ordinary income. The participant will have a capital gain (or loss) upon the subsequent sale of the shares of common stock received upon exercise of the option in an amount equal to the sale price reduced by the fair market value of the shares of common stock on the date the option was exercised. The holding period for purposes of determining whether the capital gain (or loss) is a long-term or short-term capital gain (or loss) will generally commence on the date the nonqualified stock option is exercised.

If the participant who exercises a nonqualified stock option pays the exercise price by tendering shares of Common Stock and receives back a larger number of shares, the participant will realize taxable income in an amount equal to the fair market value of the additional shares received on the date of exercise, less any cash paid in addition to the shares tendered. Upon a subsequent sale of the Common Stock, the number of shares equal to the number delivered as payment of the exercise price will have a tax-basis equal to that of the shares originally tendered. The additional newly-acquired shares obtained upon exercise of the nonqualified stock option will have a tax basis equal to the fair market value of such shares on the date of exercise.

The Company

We generally will be entitled to a tax deduction in the same amount and in the same year in which the participant recognizes ordinary income resulting from the exercise of a nonqualified stock option.

Other Awards

Participant

With respect to awards granted under the Plan that result in the payment or issuance of cash or shares of Common Stock or other property that is either not restricted as to transferability or not subject to a substantial risk of forfeiture, the participant must generally recognize ordinary income equal to the cash or the fair market value of shares or other property received. Thus, deferral of the time of payment or issuance will generally result in the deferral of the time the participant will be liable for income taxes with respect to such payment or issuance. With respect to awards involving the issuance of shares of Common Stock or other property that is restricted as to transferability and subject to a substantial risk of forfeiture, the participant must generally recognize ordinary income equal to the fair market value of the shares or other property received at the first time the shares or other property becomes transferable or not subject to a substantial risk of forfeiture, whichever occurs earlier. A participant may make a Section 83(b) election and be taxed at the time of receipt of shares or other property rather than upon the lapse of restrictions on transferability or the substantial risk of forfeiture, but if the participant subsequently forfeits such shares or property the participant would not be entitled to any tax deduction, including a capital loss, for the value of the shares or property on which he previously paid tax. The participant must file such election with the Internal Revenue Service within 30 days after the receipt of the shares or other property.

The Company

We generally will be entitled to a deduction in an amount equal to the ordinary income received by the participant. The deduction will generally be allowed for the taxable year in which the participant recognizes such ordinary income.

Section 162(m)

Section 162(m) of the Code provides that any compensation paid to a “covered employee” within the meaning of Section 162(m) which is in excess of $1,000,000 cannot be deducted by us for Federal income tax purposes unless, in general, (1) such compensation constitutes “qualified performance-based compensation” satisfying the requirements of Section 162(m) and (2) the plan or agreement providing for such performance-based compensation has been approved by shareholders.

Parachute Payments

If any payments or rights accruing to a participant upon a change in control of the Company, or any payments awarded under the Plan, constitute “parachute payments” under Section 280G of the Code, depending upon the amount of such payments accruing and the other income of the participant of the Company, the participant may be subject to a 20% excise tax (in addition to ordinary income tax) and we may be disallowed a deduction for the amount of the actual payment.

Section 409A

Section 409A of the Code generally establishes rules that must be followed with respect to certain deferred compensation arrangements in order to avoid the imposition of an additional 20% tax (plus interest) on the service provider who is entitled to receive the deferred compensation. Certain awards that may be granted under the Plan may constitute “deferred compensation” within the meaning of and subject to Section 409A of the Code. The Plan is intended to be interpreted and operated in accordance with Section 409A of the Code, including any regulations or guidance issued by the Treasury Department, and contains a number of provisions intended to avoid the imposition of additional tax on the Plan participants under Section 409A of the Code. Under the terms of the Plan, the Administrator may amend the Plan and outstanding awards to preserve the intended benefits of awards granted under the Plan and to avoid the imposition of an additional tax under Section 409A of the Code. However, we make no guarantees to any participant with respect to the tax treatment of awards granted under the Plan, including, without limitation, with respect to potential taxation under Section 409A of the Code.

Tax Treatment of Awards to Participants Outside the United States

The grant and exercise of options and awards under the Plan to participants outside the United States may be taxed on a different basis.

Plan Benefits

It is not presently possible to determine the dollar value of awards that may be made, or the individuals that may be selected for such awards, in the future under the Plan.

Awards under the Plan in 2008 to the Chairman and Chief Executive Officer and each of the other named executive officers are shown in the “Grants of Plan-Based Awards in 2008” table in this Proxy Statement. Awards under the Plan in 2008 for all current executive officers as a group were as follows: 196,180 stock options, 1,406 shares of restricted stock and 86,707 performance units (at target). Awards under the Plan in 2008 for all non-executive officer employees as a group totaled 93,120 stock options, 896,801 shares of restricted stock and 42,484 performance units (at target).

Vote Required

Approval by the holders of a majority of the shares present in person or by proxy at the meeting and entitled to vote is required for reapproval of the material terms of the performance measures under the Plan.

The Board of Directors recommends that you vote “For” Item 3, to reapprove the material terms of the performance measures under our 2004 Long-Term Equity Incentive Plan.

ADDITIONAL INFORMATION

Information About Shareholder Proposals

If you wish to submit a proposal for inclusion in next year’s proxy statement and proxy, we must receive the proposal on or before November 25, 2009, which is 120 calendar days prior to the anniversary of this year’s mailing date. Upon timely receipt of any such proposal, we will determine whether or not to include such proposal in the proxy statement and proxy in accordance with applicable regulations governing the solicitation of proxies. Any proposals should be submitted in writing to: Corporate Secretary, Peabody Energy Corporation, 701 Market Street, St. Louis, Missouri 63101.

Under our by-laws, if you wish to nominate a director or bring other business before the shareholders at the 2010 Annual Meeting without having your proposal included in next year’s proxy statement:

•	You must notify the Corporate Secretary in writing at our principal executive offices between January 6, 2010 and February 5, 2010; however, if we advance the date of the meeting by more than 20 days or delay the date by more than 70 days, from May 7, 2010, then such notice must be received not earlier than 120 days before the date of the annual meeting and not later than the close of business on the 90th day before such date or the 10th day after public disclosure of the meeting is made; and

•	Your notice must contain the specific information required by our by-laws regarding the proposal or nominee, including, but not limited to, name, address, shares held, a description of the proposal or information regarding the nominee and other specified matters.

You can obtain a copy of our by-laws without charge by writing to the Corporate Secretary at the address shown above or by accessing our website (www.peabodyenergy.com) and clicking on “Investors,” and then “Corporate Governance”. Information on our website is not considered part of this Proxy Statement. These requirements are separate from and in addition to the requirements a shareholder must meet to have a proposal included in our proxy statement. The foregoing time limits also apply in determining whether notice is timely for purposes of rules adopted by the SEC relating to the exercise of discretionary voting authority.

Householding of Proxies

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for annual reports and proxy statements with respect to two or more shareholders sharing the same address by delivering a single annual report and/or proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. We and some brokers household annual reports and proxy materials, delivering a single annual report and/or proxy statement to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders.

Once you have received notice from your broker or us that your broker or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate annual report and/or proxy statement in the future, please notify your broker if your shares are held in a brokerage account or notify us if you hold registered shares. If, at any time, you and another shareholder sharing the same address wish to participate in householding and prefer to receive a single copy of our annual report and/or proxy statement, please notify your broker if your shares are held in a brokerage account or notify us if you hold registered shares.

You may request to receive at any time a separate copy of our annual report or proxy statement, or notify us that you do or do not wish to participate in householding by sending a written request to the Corporate Secretary at 701 Market Street, St. Louis, Missouri 63101 or by telephoning (314) 342-3400.

Additional Filings

Our Forms 10-K, 10-Q, 8-K and all amendments to those reports are available without charge through our website as soon as reasonably practicable after they are electronically filed with, or furnished to, the Securities and Exchange Commission. They may be accessed at our website (www.peabodyenergy.com) by clicking on “Investors,” and then “SEC Filings.” Information on our website is not considered part of this Proxy Statement.

In accordance with SEC rules, the information contained in the Report of the Audit Committee on page 13 and the Report of the Compensation Committee on page 34 shall not be deemed to be “soliciting material,” or to be “filed” with the SEC or subject to the SEC’s Regulation 14A, or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, except to the extent that we specifically request that the information be treated as soliciting material or specifically incorporate it by reference into a document filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Costs of Solicitation

We are paying the cost of preparing, printing and mailing these proxy materials. We have engaged Laurel Hill Advisory Group to assist in distributing proxy materials, soliciting proxies and in performing other proxy solicitation services for a fee of $10,500 plus their out-of-pocket expenses. Proxies may be solicited personally or by telephone by our regular employees without additional compensation as well as by employees of Laurel Hill Advisory Group. We will reimburse banks, brokerage firms and others for their reasonable expenses in forwarding proxy materials to beneficial owners and obtaining their voting instructions.

OTHER BUSINESS

The Board of Directors is not aware of any matters requiring shareholder action to be presented at the Annual Meeting other than those stated in the Notice of Annual Meeting. Should other matters be properly introduced at the Annual Meeting, those persons named in the enclosed proxy will have discretionary authority to act on such matters and will vote the proxy in accordance with their best judgment.

We will provide to any shareholder, without charge and upon written request, a copy (without exhibits unless otherwise requested) of our Annual Report on Form 10-K for the Fiscal Year Ended December 31, 2008 as filed with the Securities and Exchange Commission. Any such request should be directed to Peabody Energy Corporation, Investor Relations, 701 Market Street, St. Louis, Missouri 63101-1826; telephone (314) 342-3400.

By Order of the Board of Directors,

Alexander C. Schoch
Executive Vice President Law, Chief Legal
Officer and Secretary

Appendix A

PEABODY ENERGY CORPORATION
2004 LONG-TERM EQUITY INCENTIVE PLAN
(as amended by Amendment No. 1 effective as of July 20, 2004,
Amendment No. 2 effective as of January 1, 2007,
Amendment No. 3 effective as of October 31, 2007 and
Amendment No. 4 effective as of October 31, 2007)

1. Establishment and Purpose.  The purpose of the Peabody Energy Corporation 2004 Long-Term Equity Incentive Plan (the “Plan”) is to encourage officers and key employees of Peabody Energy Corporation (the “Corporation”) and such subsidiaries of the Corporation as the Administrator designates, to acquire shares of common stock, $0.01 par value, of the Corporation (“Common Stock”) or to receive monetary payments based on the value of such Common Stock or based upon achieving certain goals on a basis mutually advantageous to such individuals and the Corporation and thus provide an incentive for such individuals to contribute to the success of the Corporation and align their interests with the interests of the shareholders of the Corporation.

2. Administration.  The Plan shall be administered by the Board of Directors of the Corporation (“Board”) or the Compensation Committee of the Board as determined by the Board (the “Administrator”). To the extent required by law, insofar as the Administrator is responsible for granting Awards (as defined in Section 5 hereof) to Participants (as defined in Section 4 hereof) hereunder, it shall consist solely of two or more directors, each of whom is a “non-employee director” within the meaning of Rule 16b-3 and an “outside director” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

The authority to select persons eligible to participate in the Plan, to grant Awards in accordance with Section 5 of the Plan, and to establish the timing, pricing, amount and other terms and conditions of such Awards (which need not be uniform with respect to the various Participants or with respect to different Awards to the same Participant), shall be exercised by the Administrator in its sole discretion. An Award under this Plan shall be evidenced by an Award agreement that shall set forth the terms and conditions applicable to that Award. In the event of any inconsistency between the terms of such an Award agreement and terms of this Plan, the terms of the Plan shall prevail.

Subject to the provisions of the Plan, the Administrator shall have exclusive authority to interpret and administer the Plan, to establish appropriate rules relating to the Plan, to delegate some or all of its authority under the Plan to the extent permitted by law, and to take all such steps and make all such determinations in connection with the Plan and the benefits granted pursuant to the Plan as it may deem necessary or advisable. The validity, construction, and effect of the Plan shall be determined in accordance with the laws of the State of Delaware (other than its law respecting choice of law). Any decision of the Administrator in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned (including, but not limited to, Participants and their beneficiaries or successors). The Administrator shall have the full power and authority to establish the terms and conditions of any Award consistent with the provisions of the Plan and to waive any such terms and conditions at any time (including, without limitation, accelerating or waiving any vesting conditions). The Administrator shall require payment from the Participant of any amount it may determine to be necessary to withhold for federal, state, local or other taxes as a result of the exercise, grant or vesting of an Award. The obligations of the Corporation under the Plan shall be conditional on such payment, and the Corporation or any of its subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Participant. Unless the Administrator specifies otherwise, the Participant may elect to pay a portion or all of such withholding taxes by (a) delivery in shares of Common Stock or (b) having shares of Common Stock withheld by the Corporation from any shares of Common Stock that would have otherwise been received by the Participant, on the basis of the Fair Market Value of such shares of Common Stock at the time income withholding is required in connection with the relevant Award.

For purposes of this Plan, “Fair Market Value” shall mean, as of any given date, the fair market value of the Common Stock as determined by the Administrator or under procedures established by the Administrator. Unless otherwise determined by the Administrator, the Fair Market Value per share of Common Stock shall be the closing sales price per share of Common Stock on the New York Stock Exchange (or the principal stock exchange or market on which the Common Stock is then traded) on the date as of which such value is being determined or the last previous day on which a sale was reported.

3. Shares Reserved Under the Plan.  Subject to the provisions of Section 12 (relating to adjustment for changes in capital stock) an aggregate number of three million five hundred thousand shares (3,500,000) of Common Stock of the Corporation shall be available for issuance under the Plan. The shares of Common Stock issued under the Plan may be authorized but unissued shares or shares re-acquired by the Corporation, including shares purchased in the open market or in private transactions. Notwithstanding anything herein to the contrary, the aggregate number of shares of Common Stock available for issuance under the Plan may only be increased by the Board, subject to the approval of the Corporation’s shareholders, in accordance with Section 16 hereof.

As used in this Section, the term “Plan Maximum” shall refer to the number of shares of Common Stock of the Corporation that are available for issuance pursuant to the Plan. Stock underlying outstanding Awards will reduce the Plan Maximum. Shares of Common Stock underlying expired, canceled or forfeited Awards shall be added back to the Plan Maximum. When the exercise price of stock options is paid by delivery of shares of Common Stock of the Corporation, or if the Administrator approves the withholding of shares from a distribution in payment of the exercise price, the Plan Maximum shall be reduced by the net (rather than the gross) number of shares of Common Stock issued pursuant to such exercise. If the Administrator approves the payment of cash to an optionee equal to the difference between the fair market value and the exercise price of stock subject to an option, or if a stock appreciation right is exercised for cash or a performance award or stock unit is paid in cash in lieu of shares of Common Stock, the Plan Maximum shall be increased by the number of shares with respect to which such payment is applicable. When a stock appreciation right is exercised and paid in shares of Common Stock, the Plan Maximum shall be reduced by the net number of shares of Common Stock issued pursuant to such exercise (rather than the gross number of shares of Common Stock underlying such Award). Restricted stock issued pursuant to the Plan will reduce the Plan Maximum while outstanding even while subject to restrictions. Shares of restricted stock shall be added back to the Plan Maximum if such restricted stock is forfeited or is returned to the Corporation as part of an exchange or a restructuring of Awards granted pursuant to this Plan or to the extent the Administrator approves of the withholding of a portion of such shares to satisfy tax withholding requirements.

Notwithstanding the above, the maximum number of shares of Common Stock or stock-based units subject to any Awards that may be granted under this Plan in any calendar year to any individual shall not exceed 400,000 shares or units (as adjusted in accordance with Section 12).

4. Participants.  Participants will consist of such officers and key employees of the Corporation or any designated subsidiary as the Administrator in its sole discretion shall determine. Designation of a Participant in any year shall not require the Administrator to designate such person to receive an Award in any other year or to receive the same type or amount of Awards as granted to the Participant in any other year or as granted to any other Participant in any year. The Administrator shall consider such factors as it deems pertinent in selecting Participants and in determining the type and amount of their respective Awards.

5. Types of Benefits.  The following benefits (“Awards”) may be granted under the Plan: (a) stock appreciation rights (“SARs”); (b) restricted stock (“Restricted Stock”); (c) performance awards (“Performance Awards”); (d) incentive stock options (“ISOs”); (e) nonqualified stock options (“NQSOs”); and (f) Stock Units, all as described below. No more than fifty percent of the total number of shares reserved for issuance under the Plan may be granted in the form of awards other than ISO’s or NQSO’s.

6. Stock Appreciation Rights.  A SAR is the right to receive all or a portion of the difference between the fair market value of a share of Common Stock at the time of exercise of the SAR and the exercise price of the SAR established by the Administrator, subject to such terms and conditions set forth in a SAR agreement as may be established by the Administrator in its sole discretion. Notwithstanding the foregoing, with respect to any SAR grant, the Administrator shall not establish a period of restriction or vesting period of less than two years following the date such SAR is granted, subject to such accelerated vesting or lapse of restriction on the basis of death, Disability, Change of Control or Recapitalization Event. At the discretion of the Administrator, SARs may be exercised (a) in lieu of exercise of an option, (b) in conjunction with the exercise of an option, (c) upon lapse of an option, (d) independently of an option or (e) each of the above in connection with a previously awarded option under the Plan. If the option referred to in (a), (b) or (c) above qualified as an ISO pursuant to Section 422 of the Internal Revenue Code of 1986 (“Code”), the related SAR shall comply with the applicable provisions of the Code and the regulations issued thereunder. At the time of grant, the Administrator may establish, in its sole discretion, a maximum amount per share which will be payable upon exercise of a SAR, and may impose conditions on exercise of a SAR. At the discretion of the Administrator, payment for SARs may be made in cash or shares of Common Stock of the Corporation, or in a combination thereof. SARs will be exercisable not later than ten years after the date they are granted and will expire in accordance with the terms established by the Administrator.

Notwithstanding the foregoing, no SAR may be granted under this Plan that has an exercise price that is less than the Fair Market Value of a share of Common Stock on the date of grant.

For purposes of this Plan, “Fair Market Value” means, as of any applicable date, (a) the closing sales price for one share of Common Stock on such date as reported on the New York Stock Exchange or, if the foregoing does not apply, on such other stock exchange on which the Corporation’s Common Stock is then listed or admitted to trading, or on the last previous day on which a sale was reported if no sale of a share of Common Stock was reported on such date, or (b) if the foregoing subsection (a) does not apply, the fair market value of a share of Common Stock as reasonably determined in good faith by the Board in accordance with Code Section 409A. For purposes of subsection (b), the determination of such Fair Market Value by the Board will be made no less frequently than every twelve (12) months and will either (x) use one of the safe harbor methodologies permitted under Treasury Regulation Section 1.409-1(b)(iv)(B)(2) or (y) include, as applicable, the value of tangible and intangible assets of the Corporation, the present value of future cash flows of the Corporation, the market value of stock or other equity interests in similar corporations and other entities engaged in trades or businesses substantially similar to those engaged in by the Corporation, the value of which can be readily determined through objective means (such as through trading prices or an established securities market or an amount paid in an arms’ length private transaction), and other relevant factors such as control premiums or discounts for lack of marketability and whether the valuation method is used for other purposes that have a material economic effect on the Corporation, its stockholders or its creditors.

7. Restricted Stock.  Restricted Stock is Common Stock of the Corporation issued or transferred under the Plan (other than upon exercise of stock options or as Performance Awards) at any purchase price less than the fair market value thereof on the date of issuance or transfer, or as a bonus, subject to such terms and conditions set forth in a Restricted Stock agreement as may be established by the Administrator in its sole discretion. In the case of any Restricted Stock:

(a) The purchase price, if any, will be determined by the Administrator.

(b) The period of restriction shall be established by the Administrator for any grants of Restricted Stock;

(c) Restricted Stock may be subject to (i) restrictions on the sale or other disposition thereof; (ii) rights of the Corporation to reacquire such Restricted Stock at the purchase price, if any, originally paid therefor upon termination of the Participant’s service within specified periods; (iii) representation by the Participant that he or she intends to acquire Restricted Stock for investment and not for resale; (iv) forfeiture provisions or vesting requirements based on the Participant’s continued service or the attainment of specified performance objectives; and (v) such other restrictions, conditions and terms as the Administrator deems appropriate. Notwithstanding the foregoing, with respect to any Restricted Stock grant, the Administrator shall not establish a period of restriction or vesting period of less than two years following the date such Restricted Stock is granted, subject to such accelerated vesting or lapse of restriction on the basis of death, Disability, Change of Control or Recapitalization Event.

(d) Unless otherwise provided by the Administrator, the Participant shall be entitled to all dividends paid with respect to Restricted Stock during the period of restriction and shall not be required to return any such dividends to the Corporation in the event of the forfeiture of the Restricted Stock.

(e) The Participant shall be entitled to vote the Restricted Stock during the period of restriction.

(f) The Administrator shall determine whether Restricted Stock is to be delivered to the Participant with an appropriate legend imprinted on the certificate or if the shares are to be issued in the name of a nominee or deposited in escrow pending removal of the restrictions.

Notwithstanding anything in the Plan or the applicable Restricted Stock agreement to the contrary, employment with Patriot Coal Corporation or a subsidiary thereof (“Patriot”) or with any successor (whether by merger, purchase or otherwise) to all or substantially all of the stock, assets or businesses of Patriot Coal Corporation (a “Successor”) shall be treated as employment with the Corporation for the following purposes under the Plan:

(a) Continued vesting of any Restricted Stock award held by a Patriot Employee (as defined below) that, immediately prior to such Patriot Employee’s transfer to Patriot, is outstanding and unvested;

(b) Continued vesting of any Restricted Stock award held by a Patriot Senior Management Employee (as defined below) that is scheduled to vest by January 3, 2008.

Notwithstanding anything in the Plan or Restricted Stock agreement to the contrary, a Restricted Stock award held by a Patriot Senior Management Employee that is scheduled to vest later than January 3, 2008 shall be fully vested upon the effective date of the spin-off of Patriot (“Spin-Off Date”).

Notwithstanding anything in the Plan or Restricted Stock agreement to the contrary, a Restricted Stock award held by a Patriot Employee shall become fully vested upon a Patriot Change in Control (as such term is defined below).

For purposes of the accelerated vesting provisions in the Restricted Stock agreement, the terms “Change of Control” and “Recapitalization Event” (if applicable) shall continue to have the meanings set forth in the Plan and shall apply only to the Corporation.

For purposes of this Plan, a “Patriot Change in Control” means:

(i) any Person (other than Patriot, any trustee or other fiduciary holding securities under an employee benefit plan of Patriot, or any corporation owned, directly or indirectly, by the shareholders of Patriot in substantially the same proportions as their ownership of stock of Patriot), becomes the beneficial owner, directly or indirectly, of securities of Patriot, representing 50% or more of the combined voting power of Patriot’s then-outstanding securities;

(ii) during any period of twenty-four consecutive months (not including any period prior to November 1, 2007), individuals who at the beginning of such period constitute the Board of Patriot, and any new director (other than (A) a director nominated by a Person who has entered into an agreement with Patriot to effect a transaction described in clause (i), (iii) or (iv) or (B) a director nominated by any Person (including Patriot) who publicly announces an intention to take or to consider taking actions (including, but not limited to, an actual or threatened proxy contest) which if consummated would constitute a Patriot Change in Control) whose election by the Patriot Board or nomination for election by Patriot’s shareholders was approved by a vote of at least three-fourths (3/4) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

(iii) the consummation of any merger, consolidation, plan of arrangement, reorganization or similar transaction or series of transactions in which Patriot is involved, other than such a transaction or series of transactions which would result in the shareholders of Patriot immediately prior thereto continuing to own (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the securities of Patriot or such surviving entity (or the parent, if any) outstanding immediately after such transaction(s) in substantially the same proportions as their ownership immediately prior to such transaction(s); or

(iv) the shareholders of Patriot approve a plan of complete liquidation of Patriot or the sale or disposition by Patriot of all or substantially all of Patriot’s assets, other than a liquidation of Patriot into a wholly owned subsidiary.

As used in this definition of Patriot Change in Control, “Person” (including a “group”), has the meaning as such term is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (or any successor section thereto).

For purposes of this Plan, “Patriot Employee” means a Participant who transfers, within one (1) year of the Spin-Off Date, from employment with the Corporation directly to employment with Patriot and who is not a Patriot Senior Management Employee.

For purposes of this Plan, “Patriot Senior Management Employee” means a Participant who is a member of the Patriot senior executive team designated by the Corporation, who transfers, within one (1) year of the Spin-Off Date, from employment with the Corporation directly to employment with Patriot and who is party to a transition letter agreement with the Corporation in connection with such transfer; provided, however that the Chairman of the Board and Executive Advisor of Patriot shall not be considered to be a Patriot Senior Management Employee.

8. Incentive Stock Options.  ISOs are options to purchase shares of Common Stock which meet the requirements of Section 422 of the Code. ISOs are awarded to employees of the Corporation or any of its subsidiaries (as defined in Section 424(f) of the Code) to purchase shares of Common Stock at not less than 100% of the Fair Market Value of the shares on the date the option is granted (110% if the optionee owns stock possessing more than 10% of the combined voting power of all owners of stock of the Corporation or a subsidiary), subject to such terms and conditions set forth in an option agreement as may be established by the Administrator in its sole discretion or that are required to conform to the requirements of Section 422 of the Code (including the requirement that no ISO be exercisable more than ten years (five years if the Participant owns stock possessing more than 10% of the combined voting power of all owners of stock of the Corporation or a subsidiary) after the date the ISO is granted. Such purchase price may be paid (a) by payment in cash or cash equivalent, (b) in the discretion of the Administrator, by the delivery of shares of Common Stock already owned by the participant for at least six months, (c), in the discretion of the Administrator, unless otherwise prohibited by law, by using shares of Common Stock that would otherwise have been received by the participant upon exercise of the option (which method may be restricted to a cashless exercise procedure involving a broker or dealer approved by the Administrator) or (d) in the discretion of the Administrator, by a combination of any of the foregoing, in the manner and subject to the restrictions provided in the option agreement. The aggregate fair market value (determined as of the time an option is granted) of the stock with respect to which ISOs are exercisable for the first time by an optionee during any calendar year (under all option plans of the Corporation and its subsidiary corporations) shall not exceed $100,000.

An option agreement shall indicate on its face whether it is intended to be an agreement for an ISO or an NQSO (as described below). The grant of a stock option shall occur as of the date the Administrator determines.

9. Nonqualified Stock Options.  NQSOs are stock options to purchase shares of Common Stock which do not constitute ISOs and are awarded at purchase prices established by the Administrator on the date the options are granted, subject to such terms and conditions set forth in an option agreement as may be established by the Administrator in its sole discretion; provided, however, that the purchase price with respect to any option granted under this Section 9 shall not be less than 100% of the fair market value of the underlying shares of Common Stock on the date the option is granted. The purchase price may be paid (a) by payment in cash or cash equivalent, (b), in the discretion of the Administrator, by the delivery of shares of Common Stock already owned by the participant for at least six months, (c), in the discretion of the Administrator, unless otherwise prohibited by law for the Corporation or the Participant, by using shares of Common Stock that would otherwise have been received by the participant upon exercise of the option (which method may be restricted to a cashless exercise procedure involving a broker or dealer approved by the Administrator) or (d) in the discretion of the Administrator, by a combination of any of the foregoing, in the manner and subject to the restrictions provided in the option agreement.

Notwithstanding the foregoing, no NQSO may be granted under this Plan that has an exercise price that is less than the Fair Market Value of a share of Common Stock on the date of grant.

Notwithstanding anything in the Plan or the applicable NQSO agreement to the contrary, employment with Patriot or with any Successor shall be treated as employment with the Corporation for the following purposes under the Plan:

(a) Continued vesting and exercisability of any NQSO held by a Patriot Employee that, immediately prior to such Patriot Employee’s transfer to Patriot, is outstanding and unvested;

(b) Continued vesting and exercisability of any NQSO held by a Patriot Senior Management Employee that was granted before 2006 and is scheduled to vest by January 3, 2008; and

(c) Determining the number of years of service required for a “Retirement” for purposes of the vesting and exercise period of NQSOs held by any Patriot Employee and any Patriot Senior

Management Employee under the provisions of any NQSO agreement between such Employee and the Corporation.

Notwithstanding the foregoing, any NQSO held by a Patriot Senior Management Employee that was granted before 2006 and is scheduled to vest by January 3, 2008 shall cease to be exercisable and expire on July 3, 2008, if not forfeited prior to such date. For purposes of the accelerated vesting provisions in the NQSO agreements held by a Patriot Employee or a Patriot Senior Management Employee, the terms “Change of Control” and “Recapitalization Event” (if applicable) shall continue to have the meanings set forth in the Plan and shall apply only to the Corporation.

Notwithstanding anything in the Plan or NQSO agreement to the contrary, an NQSO award held by a Patriot Employee shall become fully vested upon a Patriot Change in Control.

Notwithstanding anything in the Plan or any NQSO agreement to the contrary, each Accelerated Option (as defined below) shall vest on the Spin-Off Date and be deemed to be exercised on the day immediately following the Spin-Off Date. The exercise price and tax withholding with respect to such exercise shall be paid by the withholding by the Corporation of such number of shares of Common Stock acquired by the Participant upon such exercise of an aggregate fair market value equal to the exercise price plus the amount of any such tax withholding. For purposes of this paragraph and notwithstanding Section 6 of the Plan, the fair market value of a share of Common Stock shall equal the opening sales price of one share of Common Stock as reported on the New York Stock Exchange on the day immediately following the Spin-Off Date.

For purposes of this Plan, the term “Accelerated Option” means a NQSO held by a Patriot Senior Management Employee that was granted prior to 2006 and is scheduled to vest after January 3, 2008.

10. Stock Units.  A Stock Unit represents the right to receive a share of Common Stock from the Corporation at a designated time in the future, subject to such terms and conditions set forth in a Stock Unit agreement as may be established by the Administrator in its sole discretion. Notwithstanding the foregoing, with respect to any Stock Unit grant, the Administrator shall not establish a period of restriction or vesting period of less than two years following the date such Stock Unit is granted, subject to such accelerated vesting or lapse of restriction on the basis of death, Disability, Change of Control or Recapitalization Event. The Participant generally does not have the rights of a shareholder until receipt of the shares of Common Stock. The Administrator may, in its discretion, provide for payments in cash, or adjustment in the number of Stock Units, equivalent to the dividends the participant would have received if the participant had been the owner of shares of Common Stock instead of the Stock Units.

11.  Performance Awards.

(a) Performance Conditions.  The right of a Participant to exercise or receive a grant or settlement of any Award, and its timing, may be subject to performance conditions specified by the Administrator. The Administrator may use business criteria and other measures of performance it deems appropriate in establishing any performance conditions, and may exercise its discretion to reduce or increase amounts payable under any Award subject to performance conditions, except as limited under Sections 11(b) and 11(c) hereof in the case of a Performance Award intended to qualify under Section 162(m) of the Code.

(b) Performance Awards Granted to Designated Covered Employees.  If the Administrator determines that a Performance Award to be granted to a person the Administrator regards as likely to be a “covered employee” within the meaning of Section 162(m) of the Code (“Covered Employee”) should qualify as “performance-based compensation” for purposes of Section 162(m) of the Code, the grant and/or settlement of such Performance Award shall be contingent upon achievement of pre-established performance goals and other terms set forth in this Section 11(b).

(i) Performance Goals Generally.  The performance goals for such Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to such criteria, as specified by the Administrator consistent with this Section 11(b). Performance goals shall be objective and shall otherwise meet the requirements of Section 162(m) of the Code, including the requirement that the level or levels of performance targeted by the Administrator result in the performance goals being “substantially uncertain.” The Administrator may determine that more than one performance goal must be achieved as a condition to settlement of such Performance Awards. Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.

(ii) Business Criteria.  One or more of the following business criteria for the Corporation, on a consolidated basis, and/or for specified subsidiaries or business units of the Corporation (except with respect to the total stockholder return and earnings per share criteria), shall be used exclusively by the Administrator in establishing performance goals for such Performance Awards: (1) total stockholder return; (2) such total stockholder return as compared to total return (on a comparable basis) of a publicly available index or peer group; (3) net income; (4) pre-tax earnings; (5) EBITDA; (6) pre-tax operating earnings after interest expense and before bonuses, service fees, and extraordinary or special items; (7) operating margin; (8) earnings per share; (9) return on equity; (10) return on capital; (11) return on investment; (12) operating income; (13) earnings per share; (14) working capital; (15) total revenues; and (16) value creation measures.

(iii) Performance Period: Timing For Establishing Performance Goals.  Achievement of performance goals in respect of such Performance Awards shall be measured over such periods as may be specified by the Administrator. Performance goals shall be established on or before the dates that are required or permitted for “performance-based compensation” under Section 162(m) of the Code. Notwithstanding the foregoing, with respect to any Performance Award grant, the Administrator shall not establish a period of restriction or vesting period of less than two years following the date such Performance Award is granted, subject to such accelerated vesting or lapse of restriction on the basis of death, Disability, Change of Control or Recapitalization Event.

(iv) Settlement of Performance Awards; Other Terms.  Settlement of Performance Awards may be in cash or Common Stock, or other Awards, or other property, in the discretion of the Administrator. The Administrator may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance Awards, but may not exercise discretion to increase any such amount payable in respect of a Performance Award subject to this Section 11(b). The Administrator shall specify the circumstances in which such Performance Awards shall be forfeited or paid in the event of a termination of employment prior to the end of a performance period or settlement of Performance Awards, and other terms relating to such Performance Awards.

(d) Written Determinations.  All determinations by the Administrator as to the establishment of performance goals and the potential Performance Awards related to such performance goals and as to the achievement of performance goals relating to such Awards shall be made in writing in the case of any Award intended to qualify under Section 162(m) of the Code. The Administrator may not delegate any responsibility relating to such Performance Awards.

(e) Notwithstanding anything in the Plan or the applicable Performance Unit agreement to the contrary, employment with Patriot or with any Successor shall be treated as employment with the Corporation for the continued vesting of any Performance Unit held by a Patriot Senior Management Employee that is scheduled to vest by January 3, 2008.

A Performance Unit held by a Patriot Senior Management Employee that is scheduled to vest after January 3, 2008 shall become payable at its full value (without proration) based on the Corporation’s actual performance results as of December 31, 2007. Such payment shall be made in the form of shares of Common Stock as soon as practicable after December 31, 2007, but no later than March 15, 2008.

12. Adjustment Provisions.

(a) In the event of any Corporation stock dividend, stock split, combination or exchange of shares, recapitalization or other change in the capital structure of the Corporation, corporate separation or division of the Corporation (including, but not limited to, a split-up, spin-off, split-off or distribution to Corporation stockholders other than a normal cash dividend), sale by the Corporation of all or a substantial portion of its assets (measured on either a stand-alone or consolidated basis), reorganization, rights offering, partial or complete liquidation, or any other corporate transaction, Corporation share offering or other event involving the Corporation and having an effect similar to any of the foregoing, the Administrator may make such substitution or adjustments in the (A) number and kind of shares that may be delivered under the Plan, (B) additional maximums imposed in the Plan, (C) number and kind of shares subject to outstanding Awards, (D) exercise price of outstanding stock options and Stock Appreciation Rights and (E) other characteristics or terms of the Awards as it may determine appropriate in its sole discretion to equitably reflect such corporate transaction, share offering or other event; provided, however, that the number of shares subject to any Award shall always be a whole number.

(b) Notwithstanding any other provision of this Plan, and without affecting the number of shares reserved or available hereunder, the Board may authorize the issuance of Awards or assumption of benefits in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate.

13. Nontransferability.  Each Award granted under the Plan to an employee shall not be transferable otherwise than by will or the laws of descent and distribution; provided, however, NQSOs granted under the Plan may be transferred, without consideration, to a Permitted Transferee (as defined below). Awards granted under the Plan shall be exercisable, during the Participant’s lifetime, only by the Participant or a Permitted Transferee. In the event of the death of a Participant, exercise or payment shall be made only:

(a) By or to the Permitted Transferee, executor or administrator of the estate of the deceased Participant or the person or persons to whom the deceased Participant’s rights under the Award shall pass by will or the laws of descent and distribution; and

(b) To the extent that the deceased Participant or the Permitted Transferee, as the case may be, was entitled thereto at the date of his death.

For purposes of this Section, “Permitted Transferee” shall include any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of a Participant (including adoptive relationships); any person sharing the Participant’s household (other than a tenant or employee); any trust in which the Participant and any of these persons have all of the beneficial interest; any foundation in which the Participant and any of these persons control the management of the assets; any corporation, partnership, limited liability Corporation or other entity in which the Participant and any of these other persons are the direct and beneficial owners of all of the equity interests (provided the Participant and these other persons agree in writing to remain the direct and beneficial owners of all such equity interests); and any personal representative of the Participant upon the Participant’s death for purposes of administration of the Participant’s estate or upon the Participant’s incompetency for purposes of the protection and management of the assets of the Participant.

14. Taxes.  The Corporation shall be entitled to withhold the amount necessary to enable the Corporation to remit to the appropriate government entity or entities the amount of any tax required to be withheld from wages attributable to any amounts payable or shares deliverable under the Plan, after giving the person entitled to receive such payment or delivery notice. The Corporation may defer making payment or delivery as to any benefit if any such tax is payable until indemnified to its satisfaction. The person entitled to any such delivery may, by notice to the Corporation at the time the requirement for such delivery is first established, elect to have such withholding satisfied by a reduction of the number of shares otherwise so deliverable, such reduction to be calculated based on the Fair Market Value on the date of such notice.

15. Tenure.  A Participant’s right, if any, to continue to serve the Corporation and its subsidiaries as an officer, employee, or otherwise, shall not be enlarged or otherwise affected by his or her designation as a Participant under the Plan.

16. Duration, Interpretation, Amendment and Termination.  Unless the Plan is discontinued earlier by the Board as provided herein, no Award shall be granted hereunder on or after the date ten years after the date of adoption of this Plan by the Board.

The Board may amend, alter, or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which would adversely affect the rights of a Participant under an Award theretofore granted without the Participant’s consent, except such an amendment (i) made to avoid an expense charge to the Corporation or any of its subsidiaries, or (ii) made to permit the Corporation or any of its subsidiaries a deduction under the Code. No such amendment shall be made without the approval of the Corporation’s shareholders to the extent such approval is required by law, agreement or the rules of any stock exchange or market on which the Common Stock is listed.

The Administrator may amend the terms of any Award theretofore granted, prospectively or retroactively, but no such amendment shall adversely affect the rights of the holder thereof without the holder’s consent. Also, by mutual agreement between the Corporation and a participant hereunder, stock options or other benefits may be granted to such participant in substitution and exchange for, and in cancellation of, any benefits previously granted such participant under this Plan. To the extent that any Award granted under the Plan within the terms of the Plan would qualify under present or future laws for tax treatment that is beneficial to a recipient, then any such beneficial treatment shall be considered within the intent, purpose and operational purview of the Plan and the discretion of the Administrator, and to the extent that any such Award would so qualify within the terms of the Plan, the Administrator shall have full and complete authority to grant Awards that so qualify (including the authority to grant, simultaneously or otherwise, Awards which do not so qualify) and to prescribe the terms and conditions (which need not be identical as among recipients) in respect to the grant or exercise of any such Awards under the Plan.

Notwithstanding anything to the contrary, but subject to the provisions of Section 12, neither the Board nor the Administrator shall be permitted to (i) amend an option to reduce its exercise price, (ii) cancel an option and regrant an option with a lower exercise price than the original exercise price of the cancelled option, or (iii) take any other action (whether in the form of an amendment, cancellation or replacement grant) that has the effect of repricing an option.

17. Miscellaneous.

(a) Nothing contained in the Plan shall prevent the Corporation or any of its subsidiaries from adopting other or additional compensation arrangements for its employees.

(b) The Administrator may require each person purchasing or receiving shares pursuant to an Award to represent to and agree with the Corporation in writing that such person is acquiring the shares without a view to the distribution thereof. The certificates for such shares may include any legend which the Administrator deems appropriate to reflect any restrictions on transfer.

All certificates for shares of Common Stock or other securities delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Administrator may deem advisable under the rules, regulations and other requirements of the Securities Exchange Commission, any stock exchange or market on which the Common Stock is then listed and any applicable Federal or state securities law, and the Administrator may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(c) The Administrator shall establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable in the event of the Participant’s death are to be paid. (d) Any amounts owed to the Corporation or any of its subsidiaries by the Participant of whatever nature may be offset by the Corporation from the value of any shares of Common Stock, cash or other thing of value under this Plan or an agreement to be transferred to the Participant.

(e) The grant of an Award shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets, or to effectuate other similar corporate transactions.

(f) To the extent that the Administrator determines that the restrictions imposed by the Plan preclude the achievement of the material purposes of the Awards in jurisdictions outside the United States, the Administrator in its discretion may modify those restrictions as it determines to be necessary or appropriate to conform to applicable requirements or practices of jurisdictions outside of the United States.

(g) The headings contained in this Plan are for reference purposes only and shall not affect the meaning or interpretation of this Plan.

(h) If any provision of this Plan shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not effect any other provision hereby, and this Plan shall be construed as if such invalid or unenforceable provision were omitted.

(i) This Plan shall inure to the benefit of and be binding upon each successor and assign of the Corporation. All obligations imposed upon a Participant, and all rights granted to the Corporation hereunder, shall be binding upon the Participant’s heirs, legal representatives and successors.

(j) This Plan and each agreement granting an Award constitute the entire agreement with respect to the subject matter hereof and thereof, provided that in the event of any inconsistency between this Plan and such agreement, the terms and conditions of the Plan shall control.

(k) None of the Corporation, its subsidiaries or the Administrator shall have any duty or obligation to disclose affirmatively to a record or beneficial holder of Common Stock or an Award, and such holder shall have no right to be advised of, any material non-public information regarding the Corporation or any of its subsidiaries at any time prior to, upon or in connection with receipt or the exercise of an Award or the Corporation’s purchase of Common Stock or an Award from such holder in accordance with the terms hereof.

(l) It is intended that this Plan be an “unfunded” plan for incentive and deferred compensation. The Administrator may authorize the creation of trusts or other arrangements to meet the obligations created under this Plan to deliver Common Stock or make payments, provided that, unless the Administrator otherwise determines, the existence of such trusts or other arrangements is consistent with the “unfunded” status of this Plan.

(m) For purposes hereof, “Change of Control” shall mean:

(i) any Person (other than a Person holding securities representing 10% or more of the combined voting power of the Corporation’s outstanding securities as of May 22, 2001, the Corporation, any trustee or other fiduciary holding securities under an employee benefit plan of the Corporation, or any Corporation owned, directly or indirectly, by the shareholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation), becomes the beneficial owner, directly or indirectly, of securities of the Corporation, representing 50% or more of the combined voting power of the Corporation’s then-outstanding securities;

(ii) during any period of twenty-four consecutive months (not including any period prior to May 22, 2001), individuals who at the beginning of such period constitute the Board, and any new director (other than (A) a director nominated by a Person who has entered into an agreement with the Corporation to effect a transaction described in clause (i), (iii) or (iv) or (B) a director nominated by any Person (including the Corporation) who publicly announces an intention to take or to consider taking actions (including, but not limited to, an actual or threatened proxy contest) which if consummated would constitute a Change in Control) whose election by the Board or nomination for election by the Corporation’s shareholders was approved by a vote of at least three-fourths (3/4) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

(iii) the consummation of any merger, consolidation, plan of arrangement, reorganization or similar transaction or series of transactions in which the Corporation is involved, other than such a transaction or series of transactions which would result in the shareholders of the Corporation immediately prior thereto continuing to own (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the securities of the Corporation or such surviving entity (or the parent, if any) outstanding immediately after such transaction(s) in substantially the same proportions as their ownership immediately prior to such transaction(s); or

(iv) the shareholders of the Corporation approve a plan of complete liquidation of the Corporation or the sale or disposition by the Corporation of all or substantially all of the Corporation’s assets, other than a liquidation of the Corporation into a wholly owned subsidiary.

As used in this Section 17(m), “Person” (including a “group”), has the meaning as such term is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (or any successor section thereto).

(n) For purposes hereof, “Disability” shall mean the Participant’s absence from the full-time performance of the Participant’s duties pursuant to a reasonable determination made in accordance with the Corporation’s disability plan that the Participant is disabled as a result of incapacity due to physical or mental illness that lasts, or is reasonably expected to last, for at least six months.

(o) For purposes hereof, ‘Recapitalization Event’ shall mean a recapitalization, reorganization, stock dividend or other special corporate restructuring which results in an extraordinary distribution to the stockholders of cash and/or securities through the use of leveraging or otherwise but which does not result in a Change in Control; provided, however, that neither the distribution by the Corporation to its shareholders of the common stock of Patriot Coal Corporation (the “Distribution”) nor any of the transactions undertaken in connection with the Distribution shall be considered or treated as a Recapitalization Event.

(p) To the extent applicable and notwithstanding any other provision of this Plan, this Plan and Awards hereunder shall be administered, operated and interpreted in accordance with Code Section 409A and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the date on which the Board approves the Plan; provided, however, in the event that the Administrator determines that any amounts payable hereunder may be taxable to a Participant under Code Section 409A and related Department of Treasury guidance prior to the payment and/or delivery to such Participant of such amount, the Corporation may (i) adopt such amendments to the Plan and related Award, and appropriate policies and procedures, including amendments and policies with retroactive effect, that the Administrator determines necessary or appropriate to preserve the intended tax treatment of the benefits provided by the Plan and Awards hereunder and/or (ii) take such other actions as the Administrator determines necessary or appropriate to comply with or exempt the Plan and/or Awards from the requirements of Code Section 409A and related Department of Treasury guidance, including such Department of Treasury guidance and other interpretive materials as may be issued after the date on which the Board approves the Plan. The Corporation makes no guarantees to any Participant regarding the tax treatment of Awards or payments made under the Plan, and, notwithstanding the above provisions and any agreement or understanding to the contrary, if any Award, payments or other amounts due to a Participant (or his or her beneficiaries, as applicable) results in, or causes in any manner, the application of an accelerated or additional tax, fine or penalty under Code Section 409A or otherwise to be imposed, then the Participant (or his or her beneficiaries, as applicable) shall be solely liable for the payment of, and the Corporation and its subsidiaries shall have no obligation or liability to pay or reimburse (either directly or otherwise) the Participant (or his or her beneficiaries, as applicable) for, any such additional taxes, fines or penalties.

18. Effective Date.  This Peabody Energy Corporation Long-Term Equity Incentive Plan shall become effective as of the date it is adopted by the Board of the Corporation subject only to approval by the stockholders of the Corporation within twelve months before or after the adoption of the Plan by the Board.

PEABODY ENERGY CORPORATION
Annual Meeting of Shareholders
Thursday, May 7, 2009, 10:00 A.M.
Ritz-Carlton Hotel
100 Carondelet Plaza
Clayton, Missouri 63105
If you plan to attend the 2009 Annual Meeting of Shareholders of Peabody Energy Corporation, please detach this Admission Card and bring it with you to the meeting. This card will provide evidence of your ownership and enable you to attend the meeting. Attendance will be limited to those persons who owned Peabody Energy Corporation Common Stock as of March 13, 2009, the record date for the Annual Meeting.
When you arrive at the Annual Meeting site, please fill in your complete name in the space provided below and submit this card to one of the attendants at the registration desk.
If you do not bring this Admission Card and your shares are registered in your own name, you will need to present a photo I.D. at the registration desk. If your shares are registered in the name of your bank or broker, you will be required to submit other satisfactory evidence of ownership (such as a recent account statement or a confirmation of beneficial ownership from your broker) and a photo I.D. before being admitted to the meeting.
Shareholder Name:
                          ■
PROXY
PEABODY ENERGY CORPORATION
Proxy/Voting Instruction Card for Annual Meeting of Shareholders to be held on May 7, 2009
This proxy is solicited on behalf of the Board of Directors
As an alternative to completing this form, you may enter your vote instruction by telephone at 1-800-PROXIES, or via the Internet at WWW.VOTEPROXY.COM and follow the simple instructions. Use the Company Number and Account Number shown on your proxy card.
               The undersigned hereby constitutes and appoints Blanche M. Touhill, Alexander C. Schoch and Kenneth L. Wagner, or any of them, with power of substitution to each, proxies to represent the undersigned and to vote, as designated on the reverse side of this form, all shares of Common Stock which the undersigned would be entitled to vote at the Annual Meeting of Shareholders of Peabody Energy Corporation (Peabody) to be held on May 7, 2009 at the Ritz-Carlton Hotel, 100 Carondelet Plaza, Clayton, Missouri 63105 at 10:00 A.M., and at any adjournments or postponements thereof.
               If the undersigned is a participant in the Peabody Investments Corp. Employee Retirement Account or other 401(k) plans sponsored by Peabody or its subsidiaries, this proxy/voting instruction card also provides voting instructions to the trustee of such plans to vote at the Annual Meeting, and any adjournments thereof, as specified on the reverse side hereof. If the undersigned is a participant in one of these plans and fails to provide voting instructions, the trustee will vote the undersigned’s plan account shares (and any shares not allocated to individual participant accounts) in proportion to the votes cast by other participants in that plan.
               The shares represented by this proxy/voting instruction card will be voted in the manner indicated by the shareholder. In the absence of such indication, such shares will be voted FOR the election of all the director nominees listed in Item 1, or any other person selected by the Board if any nominee is unable to serve, FOR ratification of the appointment of Ernst & Young LLP as Peabody’s independent registered public accounting firm for 2009 (Item 2), and FOR the proposal to reapprove the material terms of the performance measures under Peabody’s 2004 Long-Term Equity Incentive Plan included as Item 3. The shares represented by this proxy will be voted in the discretion of said proxies with respect to such other business as may properly come before the meeting and any adjournments or postponements thereof.
IMPORTANT – This proxy/voting instruction card must be signed and dated on the reverse side.

■	14475 ■

ANNUAL MEETING OF SHAREHOLDERS OF
PEABODY ENERGY CORPORATION
May 7, 2009
NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card
are available at http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=25749
Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.
â Please detach along perforated line and mail in the envelope provided. â

■ 20500330000000001000 3	050709

THE BOARD OF DIRECTORS RECOMMENDS VOTING “FOR” ITEMS 1, 2 AND 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	Election of Directors: The undersigned hereby GRANTS authority to elect the following nominees:

NOMINEES:
☐	FOR ALL NOMINEES	¡ Gregory H. Boyce ¡ William E. James
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	¡ Robert B. Karn III ¡ M. Frances Keeth
☐	FOR ALL EXCEPT (See instructions below)	¡ Henry E. Lentz
RECOMMENDATION: The Board recommends voting “For” all Nominees.

INSTRUCTIONS:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

The Board
Recommends “For”
â

		FOR	AGAINST	ABSTAIN
2.	Ratification of Appointment of Independent Registered Public Accounting Firm.	☐	☐	☐

3.	Reapproval of the material terms of the performance measures under Peabody’s 2004 Long-Term Equity Incentive Plan.	☐	☐	☐
If you vote over the Internet or by telephone, please do not mail your card.
MARK HERE IF YOU PLAN TO ATTEND THE MEETING ☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

■	Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	■

ANNUAL MEETING OF SHAREHOLDERS OF
PEABODY ENERGY CORPORATION
May 7, 2009

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page, and use the Company Number and Account Number shown on your proxy card.
TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call and use the Company Number and Account Number shown on your proxy card.
Vote online/phone until 11:59 PM EST the day before the meeting.
MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.
IN PERSON - You may vote your shares in person by attending the Annual Meeting.

COMPANY NUMBER
ACCOUNT NUMBER

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of meeting, proxy statement and proxy card are available at -http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=25749

â Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. â

■ 20500330000000001000 3	050709

THE BOARD OF DIRECTORS RECOMMENDS VOTING “FOR” ITEMS 1, 2 AND 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	Election of Directors: The undersigned hereby GRANTS authority to elect the following nominees:

NOMINEES:
☐	FOR ALL NOMINEES	¡ Gregory H. Boyce ¡ William E. James
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	¡ Robert B. Karn III ¡ M. Frances Keeth
☐	FOR ALL EXCEPT (See instructions below)	¡ Henry E. Lentz
RECOMMENDATION: The Board recommends voting “For” all Nominees.

INSTRUCTIONS:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

The Board
Recommends “For”
â

		FOR	AGAINST	ABSTAIN
2.	Ratification of Appointment of Independent Registered Public Accounting Firm.	☐	☐	☐

3.	Reapproval of the material terms of the performance measures under Peabody’s 2004 Long-Term Equity Incentive Plan.	☐	☐	☐
If you vote over the Internet or by telephone, please do not mail your card.
MARK HERE IF YOU PLAN TO ATTEND THE MEETING ☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

■	Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	■